                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  MOLEX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

MOLEX INCORPORATED
2222 WELLINGTON COURT
LISLE, ILLINOIS 60532
(630) 969-4550

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 20, 2000

To the Stockholders of
MOLEX INCORPORATED

     Notice is hereby given that the annual meeting of the stockholders of Molex Incorporated, a Delaware corporation, will be held in the Symposium Theater at the Radisson Hotel located at 3000 Warrenville Road, Lisle, Illinois, on Friday, October 20, 2000 at 10:00 a.m. Central Daylight Savings Time for the following purposes:

     1. To elect three Class I members of the Board of Directors for a term of three years and one Class II member of the Board of Directors for a term of one year.

     2. To consider a proposal to approve The 2000 Molex Incorporated Incentive Stock Option Plan.

     3. To consider a proposal to approve The 2000 Molex Incorporated Executive Stock Bonus Plan.

     4. To consider a proposal to approve The 2000 Molex Incorporated Long-Term Stock Plan.

     5. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 25, 2000 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting, and only stockholders of record at the close of business on said date will be entitled to notice of and to vote at the meeting. A list of all stockholders entitled to vote is on file at the principal executive offices of the Company, 2222 Wellington Court, Lisle, Illinois 60532.

     A proxy, proxy statement and the Annual Report of Molex Incorporated are enclosed with this notice. The Annual Report is not part of the proxy soliciting materials.

     Regardless of whether or not you plan to attend the meeting, it is important that your shares are represented and voted. Accordingly, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope.

September 12, 2000

                                      By Order of the Board of Directors
                                      MOLEX INCORPORATED

                                              Louis A. Hecht

                                        Louis A. Hecht, Secretary

IMPORTANT:  ONLY HOLDERS OF COMMON STOCK OR CLASS B COMMON STOCK ARE ENTITLED TO
            VOTE. IF YOU HOLD ONLY CLASS A COMMON STOCK, YOU ARE NOT ENTITLED TO VOTE AND YOU SHOULD NOT BE RECEIVING A PROXY CARD.

                               MOLEX INCORPORATED
                             2222 Wellington Court
                             Lisle, Illinois 60532

                       ----------------------------------

                                PROXY STATEMENT
                       ----------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          To be Held October 20, 2000

                                                              September 12, 2000

                     SOLICITATION AND REVOCATION OF PROXIES

     The proxy that accompanies this proxy statement is being solicited by and on behalf of the Board of Directors of MOLEX INCORPORATED ("Molex") for use at the Annual Meeting of Stockholders to be held on Friday, October 20, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by executing a subsequent proxy, by notifying the Corporate Secretary of Molex of such revocation in a written notice received by him at the above address prior to the Annual Meeting of Stockholders or by attending the Annual Meeting of Stockholders and voting in person. Proxies will be voted as specified on the proxy. In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this proxy statement and (ii) in the discretion of the management proxies on any other matter that properly comes before the meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about September 12, 2000.

     In addition to solicitation of proxies by mail, certain officers, directors and regular employees of Molex, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, telecopier or by personal contacts. All expenses in connection with the solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by Molex.

                    VOTING RIGHTS AND SECURITIES OUTSTANDING

DESCRIPTION OF THE DIFFERENT CLASSES OF STOCK

     Molex has three classes of common stock. They are Common Stock, par value $.05 per share ("Common Stock"), Class A Common Stock, par value $.05 per share ("Class A Common Stock"), and Class B Common Stock, par value $.05 per share ("Class B Common Stock"). The holders of Common Stock and Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of the stockholders and, subject to conditions set forth in greater detail below, vote separately as a class as to all matters except the election of the Board of Directors. With respect to the election of directors, the holders of Common Stock and Class B Common Stock vote together as a class. The holders of Class A Common Stock have no voting rights except as otherwise required by law or under circumstances set forth in greater detail below.

     Under certain circumstances, Class A Common Stock would have voting rights. Under Delaware General Corporation Law, any amendments to Molex's Certificate of Incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class, or altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including the Class A Common Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together. Class A Common Stock would automatically convert into Common Stock on a share-for-share basis any time upon the good faith determination by Molex's Board of Directors that either of the following events has occurred: (i) the aggregate number of outstanding shares of Common Stock and Class B Common Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Common Stock and Class A Common Stock together; or (ii) any person or group, other than one or more members of the Krehbiel Family (as defined in Molex's Certificate of Incorporation), becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock.

     The right of the Class B Common stockholders to vote separately as a class is subject to applicable law and for so long as at least 50% of the authorized shares of the Class B Common Stock are outstanding. As of the Record Date, 64.5% of the authorized shares of Class B Common Stock were outstanding.

SHARES OUTSTANDING ON THE RECORD DATE

     Only voting stockholders of record at the close of business on August 25, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof. As of the close of business on the Record Date, there were outstanding

             98,584,474 shares of Common Stock
             97,123,339 shares of Class A Common Stock
             94,255 shares of Class B Common Stock

VOTING

DETERMINATION OF A QUORUM

     The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of each of the Common Stock and Class B Common Stock will constitute a quorum at the meeting. Abstentions, broker non-votes and withheld votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

ELECTION OF DIRECTORS

     Directors are elected by a plurality of the vote of the shares of the Common Stock and the Class B Common Stock voting together as a class. The nominees who receive the most votes will be elected. Abstentions, withheld votes and broker non-votes will not be taken into account and will have no effect in determining the outcome of the election.

     When electing directors, the holders of the shares of Common Stock and the holders of the shares of Class B Common Stock have non-cumulative voting rights. This means that the holders of a majority of shares of the Common Stock and Class B Common Stock taken together, represented and entitled to vote at a meeting where a quorum is present can elect all of the directors if they choose to do so. In such an event, the holders of the remaining shares will not be able to elect any person or persons to the Board of Directors.

ALL OTHER MATTERS

     Subject to certain conditions, all matters, other than the election of directors, submitted to a vote of all the stockholders must be approved separately by both the holders of a majority of the shares of the Common Stock entitled to vote and present in person or by proxy, voting as a class, and by the holders of a majority of the shares of the Class B Common Stock entitled to vote and present in person or by proxy, voting as a class. Abstentions will have the same effect as votes against all proposals (other than the election of directors) presented to the stockholders. A "non-vote" will not be considered entitled to vote as to such matters at the meeting, will not be counted as a vote for or against any matter and, accordingly, will have no effect on any proposal presented to the stockholders. Under certain circumstances such as adoption of any amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote and voting as a class, and of the holders of a majority of the outstanding shares of the Class B Common Stock entitled to vote and voting as a class. Under these circumstances, broker "non-votes" will have the same effect as a vote against the proposal.

       SECURITY OWNERSHIP OF MANAGEMENT AND OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth any outstanding equity securities of Molex beneficially owned as of the Record Date by each director, nominee for director, the named executive officers listed in the Summary Compensation Table, all directors, nominees and executive officers as a group and all other persons who are known to Molex to be the beneficial owner of more than five percent of any class of voting securities. The persons named hold sole voting and investment power with respect to the shares of equity securities listed below, unless otherwise indicated.

     The amounts set forth in the following table reflect all of the stock dividends declared and issued to stockholders to date.

                                                                                     NUMBER OF SHARES
                                                               -------------------------------------------------------------
        NAME AND ADDRESS                                                        CLASS A        CLASS B         ALL VOTING
      OF BENEFICIAL OWNER            NATURE OF OWNERSHIP       COMMON STOCK   COMMON STOCK   COMMON STOCK   SECURITIES(A)(B)
      -------------------            -------------------       ------------   ------------   ------------   ----------------
F. A. Krehbiel (c)                                    Direct     6,385,238       253,098       41,949.5
2222 Wellington Ct                               Partner (d)    21,407,343            --             --
Lisle, IL                                        Trustee (e)        46,347         4,956             --
                                              Trustee (f)(g)     3,542,230       239,593          5,103
                                                  Option (a)         9,754            --             --
                                                  Spouse (g)         3,745         3,666             --
                                        Percent of Class (a)          10.1%            *           49.9%          10.1%

J. H. Krehbiel, Jr. (c)                               Direct    10,327,694     6,921,086       41,949.5
2222 Wellington Ct                               Partner (d)    21,407,343            --             --
Lisle, IL                                        Trustee (e)        46,347         4,956             --
                                              Trustee (f)(g)     1,402,441       758,867            851
                                    Trustee/Custodian (g)(h)       257,231       255,026             --
                                                  Option (a)         9,754            --             --
                                                  Spouse (g)         6,952         3,602             --
                                        Percent of Class (a)          12.6%          8.6%          49.0%          12.7%

F. L. Krehbiel (c)                                    Direct       840,072       601,132          1,701
2222 Wellington Ct                                Option (a)        13,771            --             --
Lisle, IL                               Percent of Class (a)             *             *              *              *

Krehbiel Limited Partnership                      Direct (d)    21,407,343
(c)(d)
2222 Wellington Ct
Lisle, IL                               Percent of Class (a)          21.7%                                       21.7%

J. H. Krehbiel Trust (o)(e)                                         46,347         4,956                             *

J. J. King                                            Direct       154,057        37,563
                                                  Option (a)        71,260            --
                                           Joint With Spouse           562           562
                                                  Spouse (g)           171            93
                                                   Child (g)            --         4,602
                                        Percent of Class (a)             *             *                             *

M. P. Slark                                           Direct       144,445         3,376
                                                  Option (a)        69,307            --
                                           Joint With Spouse           806           645
                                                  Spouse (g)           171            27
                                  Custodian for Children (g)           472         9,622
                                        Percent of Class (a)             *             *                             *

G. Tokuyama                                           Direct        33,999            15
                                                  Option (a)        21,887            --
                                                  Spouse (g)            72            88
                                        Percent of Class (a)             *             *                             *

                                                                                     NUMBER OF SHARES
                                                               -------------------------------------------------------------
        NAME AND ADDRESS                                                        CLASS A        CLASS B         ALL VOTING
      OF BENEFICIAL OWNER            NATURE OF OWNERSHIP       COMMON STOCK   COMMON STOCK   COMMON STOCK   SECURITIES(A)(B)
      -------------------            -------------------       ------------   ------------   ------------   ----------------
Robert J. Potter                                      Direct        90,995        13,481
                                                  Option (a)         5,444            --
                                        Percent of Class (a)             *             *                             *

Edgar D. Jannotta (i)                                 Direct        83,207        46,720
                                                  Option (a)        14,979            --
                                          Retirement Account            --        19,071
                                        Percent of Class (a)             *             *                             *

Donald G. Lubin                                       Direct           378         5,262
                                                  Option (a)         6,230            --
                                          Retirement Account         2,666         3,812
                                        Percent of Class (a)             *             *                             *

Masahisa Naitoh                                       Direct         1,463            --
                                                  Option (a)         5,253            --
                                        Percent of Class (a)             *             *                             *

Michael J. Birck                                      Direct         4,882            --
                                                  Option (a)         5,254            --
                                        Percent of Class (a)             *             *                             *

Douglas K. Carnahan                                   Direct            --         3,750
                                                  Option (a)         1,680            --
                                        Percent of Class (a)             *             *                             *

All Directors and                     Direct or Indirect (g)    45,583,320     9,681,802         94,105
Executive Officers as a                           Option (a)       293,831            --             --
group, comprising 19                    Percent of Class (a)          46.4%         10.0%          99.8%          46.4%
persons including those
listed above

The Regents of the                     Employee Benefit Plan                   7,239,272
University of California (j)
1111 Broadway, 14th Floor
Oakland, CA 94607                           Percent of Class                         7.3%                            *

Wm. Blair & Company LLC (i)(k)          Investment Advisor &
222 West Adams Street                          Broker Dealer                   7,572,115
Chicago, IL 60606                           Percent of Class                         7.7%                            *

General Electric Company ("GE")      Ultimate Parent Company                   5,897,993
                                              of a Group (1)
3135 Easton Turnpike
Fairfield, CT 06431                         Percent of Class                         6.1%                            *

----------------------------
 *  Denotes less than 1% of the outstanding shares.

(a) Shares of Common Stock subject to stock options which may be exercised within 60 days of the Record Date. For the purpose of computing the percent of class owned by officers and directors individually and as a group, the shares that could be acquired within said 60 day period have been deemed to be outstanding as to that individual or group regardless of whether they are actually outstanding.

(b) In the election of directors, each holder of Common Stock or Class B Common Stock is entitled to one vote for each share registered in his or her name without distinction as to class of stock. Class A Common Stock is generally nonvoting. See "Voting Rights and Securities Outstanding."

(c) J. H. Krehbiel, Jr. and F. A. Krehbiel are brothers. F. L. Krehbiel is the son of J. H. Krehbiel, Jr. who with his father and uncle collectively comprise the "Krehbiel Family". As of the Record Date, the Krehbiel Family exercises voting power with respect to 44,710,044 shares of Common Stock (45.3% of the number outstanding); 94,105 shares of Class B Common Stock (99.8% of the number outstanding); and 44,804,149 shares of all the voting securities (45.4% of the number outstanding). In addition, the Krehbiel Family beneficially owns 9,484,173 shares of Class A Common Stock representing 9.8% of the outstanding shares of this class of stock.

(d) J. H. Krehbiel, Jr., F. A. Krehbiel and a trust for which they are the trustees are each general partners and limited partners of the Krehbiel Limited Partnership (the "Partnership") and share the power to vote and dispose of shares held by the Partnership. Pursuant to the Partnership agreement, all voting of the Partnership shares must be done with the unanimous consent of the partners. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of the Partnership have not been included.

(e) J. H. Krehbiel, Jr. and F. A. Krehbiel are co-trustees of the trust referred to in footnote (d) in which they each share an equal beneficial interest. As trustees, they share the power to vote and dispose of the shares held by this trust. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of this trust have not been included.

(f) F. A. Krehbiel and J. H. Krehbiel, Jr. own these shares of Common Stock, Class A Common Stock and Class B Common Stock as trustees under various trusts for the benefit of their respective children including F. L. Krehbiel. They exercise voting and investment power as to the shares held in these trusts. For purposes of computing the percent of a class or the percent of all voting securities owned by F. L. Krehbiel, the shares of trust in which he has a beneficial interest have not been included.

(g) Certain shares have been reported, which are included in the table above, as owned by members of a household or as held in the capacity of trustee or custodian. As to these shares, the persons above expressly disclaim beneficial ownership and/or personal beneficial interest therein. For purposes of computing the percent of class or the percent of all voting securities, the shares held by a trustee or custodian have not been included as being owned by an individual beneficiary, but have been included as being owned by the trustee or custodian who exercises voting power.

(h) These shares are held for the benefit of the children of F. A. Krehbiel. J.
    H. Krehbiel, Jr. exercises voting and investment power as to these shares.

(i) William Blair & Company LLC has served as Molex's investment banking advisor and has been a market maker for the Common Stock for a number of years. The shares of the Common Stock and Class A Common Stock shown above as owned by Mr. Jannotta do not include shares held by William Blair & Company LLC in its trading account, in its capacity as a market maker, or over which William Blair & Company LLC has voting or investment power in its capacity as a fiduciary.

(j) Pursuant to a Schedule 13G filed February 11, 2000, The Regents of the University of California filed as an "Employee Benefit Plan, Pension Plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or Endowment Fund" with the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all of the shares. The number of shares have been adjusted to reflect the 25% stock dividend payable March 6, 2000 to stockholders of record on February 14, 2000.

(k) Pursuant to a Schedule 13G filed February 28, 2000, William Blair & Company LLC ("Blair") filed as an "Investment Advisor" and a "Broker Dealer" having beneficial ownership of the shares reported above with sole dispositive power with respect to all of the shares and sole voting power with respect to 1,691,753 of the shares. The number of shares have been adjusted to reflect the 25% stock dividend payable March 6, 2000 to stockholders of record on February 14, 2000.

(l) As reported in a Schedule 13G filed with the Securities and Exchange Commission on May 9, 2000. Represents the total number of shares of Class A Common Stock beneficially owned by certain affiliated entities which General Electric Company and such affiliates have the sole or shared power to vote or direct the vote of or dispose of or direct such disposition. Includes 1,839,570 shares held by General Electric Pension Trust over which General Electric Investment Corporation shares voting control and the power of disposition. Includes 1,849,420 shares held by certain entities and accounts to which General Electric Investment Corporation acts as an investment advisor and over which it has sole voting control and power of disposition. Includes 2,082,336 shares held by certain entities and accounts to which GE Asset Management Incorporated acts as an investment advisor and over which it has sole voting control and power of disposition. Includes 121,557 shares held by Employers Reinsurance Corporation. Includes 5,118 shares held by Coregis Insurance Company. General Electric Company disclaims beneficial ownership of the shares referred to in the Schedule 13G. Each of General Electric Company, GE Asset Management Incorporated, General Electric Investment Corporation, General Electric Pension Trust, Employers Reinsurance Corporation and Coregis Insurance Company disclaims that is a member of a "group". The number of shares have been adjusted to reflect the 25% stock dividend payable March 6, 2000 to stockholders of record on February 14, 2000.

                               BOARD OF DIRECTORS

ORGANIZATION AND ELECTION OF THE BOARD OF DIRECTORS

     The board of directors is divided into three classes with staggered terms. Specifically, the Board is divided into Class I, Class II and Class III directors, with one Class to be elected each year. As a result, Molex stockholders elect approximately one-third of the board of directors each year.

     Under the By-laws of Molex, the Board of Directors can set the number of directors between six and twelve. Since the last stockholders' meeting, the Board of Directors was expanded from ten members to eleven members.

     At each annual meeting of stockholders, successors to the Class of directors whose term expires at that meeting will be elected for a term expiring at the third annual meeting following their election. The initial term of office (commencing 1999) for the Class I directors expire at the 2000 annual meeting of stockholders, the initial term of office for the Class II directors expire at the 2001 annual meeting of stockholders, and the initial term of office for the Class III directors expire at the 2002 annual meeting of stockholders.

     New directors elected to fill a vacancy on the Board will serve until the next election of the Class to which such director belongs. New directors, regardless of Class, elected to fill a new position on the Board, will serve until the next annual meeting of stockholders for a term expiring with the other members of the Class.

     Section 141(k) of the Delaware General Corporation Law ("Section 141(k)") provides that directors serving on a classified board cannot be removed without cause, unless the certificate of incorporation provides otherwise. Molex's Certificate of Incorporation does not prohibit the application of Section 141(k) to its board of directors. Therefore, Section 141(k) applies to Molex's board of directors. Under such circumstances, the stockholders of Molex could not remove incumbent directors from office without a valid reason for doing so under Delaware law.

MEETINGS OF THE BOARD OF DIRECTORS

     During the last fiscal year, there were four meetings of the full Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Molex has three committees of the Board of Directors. They are the Compensation Committee, the Audit Committee and the Executive Committee. Molex does not have a standing Nominating Committee.

COMPENSATION COMMITTEE

     The Compensation Committee consists of three outside directors who have the authority to approve the compensation of the executive officers of Molex. Compensation includes base salary, cash bonus, and any awards and grants under stock bonus or option plans. The Compensation Committee had one meeting and agreed to one Unanimous Written Consent during the fiscal year just ended.

AUDIT COMMITTEE

     The Audit Committee is comprised of three directors, all of whom are not employees of Molex. The Audit Committee oversees the creation and implementation of internal policy and controls and is responsible for the hiring of the outside independent auditors and the review of their findings. During the last fiscal year, there were four meetings of the Audit Committee.

EXECUTIVE COMMITTEE

     The Executive Committee is comprised of three directors and was formed in order to act between meetings of the full Board of Directors. The Executive Committee operates according to a set of By-Laws which have been adopted by the full Board of Directors and which limit the authorized actions of the Executive Committee. The Executive Committee customarily acts by Unanimous Written Consents and had no regularly scheduled or special meetings during the last fiscal year.

DIRECTORS' COMPENSATION

     Each director who is not a salaried officer of Molex receives compensation at the rate of $35,000 per year for serving as a director, $2,000 for attending a regular or special board meeting plus all expenses associated with attending such meeting. In addition, each outside director receives an automatic non-discretionary stock option grant under The 1991 Molex Incorporated Incentive Stock Option Plan (the "1991 Plan") as of the date of the Annual Stockholders' Meeting during the term of the 1991 Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option generally has a five year term and becomes exercisable in four equal annual installments. The number of shares subject to the option granted to each outside director is 200 multiplied by the number of years of service or fraction thereof. The amount of shares increases to 500 multiplied by the number of years of service or fraction thereof, if the following two financial conditions are met for the fiscal year ended immediately prior to the grant:

        (1) Molex's net profits (after taxes) are at least ten percent (10%) of the net sales revenue; and

        (2) Molex's net sales revenue increased at least one and one-half (1.5) times the "Worldwide Growth" of the general connector market as compared to the previous year's net sales revenue. For purposes of determining the Worldwide Growth, one or more outside independent connector consultants are chosen by the disinterested directors.

     Notwithstanding the foregoing, the number of shares subject to the annual option granted to each outside director under the 1991 Plan cannot exceed 3,000 shares or an amount whose fair market value on the date of grant is $100,000. Because the 1991 Plan's financial goals were achieved for the fiscal year just ended, the number of shares subject to the option that will be granted to the outside directors with respect to such year will be determined by multiplying 500 by the number of years of service or fraction thereof.

     The 1991 Plan expired as of June 30, 2000. The 2000 Molex Incorporated Incentive Stock Option Plan is on the agenda for the Stockholders' Meeting and serves as a replacement for the 1991 Plan. See Item 2 for a more detailed discussion of the new stock option plan.

     Each director is eligible to participate in The Molex Incorporated Deferred Compensation Plan under which he may elect to defer all or a portion of the following year's compensation. A participant may elect to have the amount deferred (1) accrue interest during each calendar quarter at a rate equal to the average six month Treasury Bill rate in effect at the beginning of each calendar quarter, or (2) credited as stock "units" whereby each unit is equal to one share of Common Stock. Upon termination of service as a director, the accumulated amount is distributed in a lump sum. At the time of distribution, any stock units are converted into cash by multiplying the number of units by the fair market value of the stock as of the payment date.

                                    ITEM 1:

                             ELECTION OF DIRECTORS

     The annual election of the Class I members of the Board consisting of three directors will take place at the Annual Meeting of Stockholders. Each director will serve for three years until the 2003 annual meeting of stockholders, or until his successor shall be elected and shall qualify. In addition, Martin P. Slark was elected as a Class II director effective April 28, 2000 to fill a newly created position on the Board. His term will expire at the 2001 annual stockholders' meeting.

     The voting persons named in the enclosed proxy intend to nominate and vote FOR the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. No circumstances are presently known which would render any of the nominees named herein unavailable.

     The following information is provided with respect to all of the members of the Board of Directors:

CLASS I DIRECTORS WHO ARE SUBJECT TO ELECTION THIS YEAR

F. L. KREHBIEL(a)-- President of the Automotive Division (Americas)
  Director since 1993. Age 35. Mr. Krehbiel has worked as a design engineer in the Engineering Department of the Automotive Business Unit since 1988 and became an Engineering Manager in 1993. He assumed the position of Assistant to the Regional President (Americas) for the Global Desktop Business in 1998. He was promoted to his present position in 2000.

DOUGLAS K. CARNAHAN--Retired
  Director since 1997 and member of the Audit Committee. Age 59. Mr. Carnahan joined Hewlett-Packard (computers, computer peripherals and instrumentation) in 1968 and served in several diverse positions in manufacturing, engineering and management. He became General Manager of the Printing Systems Group in 1991 and was elected Vice President in 1992. He became the General Manager for the Measurement Systems Organization and was elected a Senior Vice President the same year. Mr. Carnahan retired in 1998. Mr. Carnahan serves on the board of directors of Medinex Systems, Inc.

J. JOSEPH KING--President and Chief Operating Officer of Molex(b)
  Director since 1999. Age 56. Mr. King has worked at Molex for more than 25 years filling various administrative, operational and executive positions both internationally and domestically. Most recently, he served as Group Vice President--International Operations from 1988-1996 before being elected as Executive Vice President from 1996-1999. Mr. King became a director, President and Chief Operating Officer of Molex as of July 1, 1999. Mr. King serves on the board of directors of Consolidated Papers, Inc.

CLASS II DIRECTORS WHO ARE SUBJECT TO ELECTION THIS YEAR

MARTIN P. SLARK--Executive Vice President of Molex(b)
  Director since 2000. Age 45. Mr. Slark has worked at Molex more than 24 years filling various administrative, operational and executive positions both internationally and domestically. Most recently, he served as Corporate Vice President and Regional President-Americas from 1994-1998 before being elected as Executive Vice President in 1999. Mr. Slark became a director of Molex as of April 28, 2000 and also serves on the board of directors of Hub Group, Inc.

CLASS II DIRECTORS WHOSE TERM EXPIRES 2001

F. A. KREHBIEL(A)--Co-Chairman and Co-Chief Executive Officer of Molex(b). Director since 1972(c) and member of the Executive Committee. Age 59. Elected Vice Chairman and Chief Executive Officer in 1988 and Chairman of the Board of Directors in 1993. Became Co-Chairman and Co-Chief Executive Officer in 1999. Mr. Krehbiel serves on the board of directors of Tellabs, Inc., Northern Trust Corp. and DeVry Inc.

MASAHISA NAITOH--Vice Chairman of Itochu Corporation (Japanese global trading firm); Senior Advisor for The Institute of Energy Economics, Japan (private think tank).
  Director since 1995 and member of the Compensation Committee. Age 62. During the last five years, Mr. Naitoh has been associated with various Japanese government agencies and companies and academic institutions around the world and was advisor to The Sanwa Bank (Tokyo) until 1996. He has served with The Institute of Energy Economics since 1994. In 1997, he joined Itochu first as an Advisor and then as Executive Vice President (1997-2000) and finally as Vice Chairman in 2000. In 1994, he became associated with Elf Acquitane until its acquisition in 1999. Mr. Naitoh serves on the board of directors of E. I. DuPont de Nemours and Co.

MICHAEL J. BIRCK--President and Chief Executive Officer of Tellabs, Inc. (telecommunications equipment)
  Director since 1995 and member of the Compensation Committee. Age 62. Mr. Birck is a founder of Tellabs, Inc. and has been its President and Chief Executive Officer since its inception in 1975. In addition to being Chairman of Tellab's board, he serves on the board of directors of Illinois Tool Works Inc.

CLASS III DIRECTORS WHOSE TERM EXPIRES 2002

J. H. KREHBIEL, JR.(a)--Co-Chairman and Co-Chief Executive Officer of Molex(b). Director since 1966(c) and member of the Executive Committee. Age 63. President of Molex 1975-1999 and Chief Operating Officer 1996-1999. Mr. Krehbiel became Co-Chairman and Co-Chief Executive Officer effective July 1, 1999.

ROBERT J. POTTER--President and Chief Executive Officer of R. J. Potter Company (business consulting).
  Director since 1981 and Chairman of the Compensation Committee and member of the Audit Committee. Age 67. Prior to founding R. J. Potter Company in 1990, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation (local area networks, video teleconferencing and computer systems) from 1987-1990.

EDGAR D. JANNOTTA--Investment banker and Senior Director of William Blair & Company, llc (securities and investment banking).
  Director since 1986. Age 69. In 1959, Mr. Jannotta joined William Blair & Company, serving as Managing Partner from 1977 to 1994, Senior Partner from 1995 to 1996 and Senior Director since 1996 when the firm converted from a partnership to a limited liability company. During the last five years, William Blair & Company, LLC has performed investment banking services for Molex. Mr. Jannotta serves on the Board of Directors of AAR Corp., Bandag, Incorporated, Aon Corporation, Inforte Corp., Sloan Valve Company and Unicom Corporation.

DONALD G. LUBIN--Partner of Sonnenschein Nath & Rosenthal (private law practice).
  Director since 1994 and Chairman of the Audit Committee. Age 66. Mr. Lubin joined Sonnenschein Nath & Rosenthal in 1957. He has been a partner since 1964 and was Chairman from 1991 to 1996. Sonnenschein Nath & Rosenthal is one of Molex's principal outside law firms and has performed services on behalf of Molex for more than five years. Mr. Lubin serves on the board of directors of McDonald's Corporation.
----------------------------
    (a) F. A. Krehbiel and J. H. Krehbiel, Jr. are brothers and F. L. Krehbiel is the son of J. H. Krehbiel, Jr. (collectively the "Krehbiel Family"). The members of the Krehbiel Family may be considered "control persons" of Molex. Other than the Krehbiel Family, no director or executive officer has any family relationship with any other director or executive officer.

    (b) These nominees hold positions as directors and/or officers of one or more of the subsidiaries of Molex. Only the principal positions are set forth.

    (c) Includes period served as a director of Molex's predecessor.

                                    ITEM 2:

                            PROPOSAL TO APPROVE THE
              2000 MOLEX INCORPORATED INCENTIVE STOCK OPTION PLAN

     On July 28, 2000, the Board of Directors of Molex adopted The 2000 Molex Incorporated Incentive Stock Option Plan (the "ISO Plan") and recommended that the stockholders approve the ISO Plan. The ISO Plan is substantially the same as the 1991 Incentive Stock Option Plan which expired as of the fiscal year just ended. The material features of the ISO Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the ISO Plan, a copy of which is attached to this proxy statement as Exhibit A.

GENERAL ISO PLAN INFORMATION

     1. WHY DID THE COMPANY ESTABLISH THE ISO PLAN?

     The Company established the ISO Plan to induce the directors and executive officers to remain in the employ of the Company, its subsidiaries or its affiliates. It is also intended to encourage such persons to increase, on reasonable terms, their stock ownership in the Company. The Company believes the ISO Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company, and securing its continued growth and financial success.

     2. WHAT IS THE DURATION OF THE ISO PLAN?

     The ISO Plan expires on JUNE 30, 2005. After that date, no grants can be given under the ISO Plan, however, previously granted options can be exercised after the expiration date.

     3. CAN THE ISO PLAN BE AMENDED OR MODIFIED?

     The Board of Directors has the authority to amend the ISO Plan. However, if the amendments are deemed to be of a material nature, the stockholders must approve any such changes.

     4. WHO ADMINISTERS THE ISO PLAN?

     The ISO Plan is administered by a committee (the "Committee") under the terms and conditions and powers set forth in the ISO Plan. The Committee consists of at least two members of the Board of Directors who are appointed by the Board of Directors and serve at the discretion of the Board of Directors. At this time, the members of the Compensation Committee of the Board of Directors comprise the Committee which administers the ISO Plan. The directors who make up the Compensation Committee are Robert J. Potter, Michael J. Birck and Masahisa Naitoh.

SECURITIES TO BE OFFERED

     5. WHAT IS THE TITLE, SOURCE AND THE TOTAL AMOUNT OF SECURITIES THAT CAN BE OFFERED UNDER THE ISO PLAN?

     Five hundred thousand (500,000) shares of the Class A Common Stock of Molex Incorporated, $0.05 par value, (the "STOCK") will be reserved under the ISO Plan. Any Stock issued under the ISO Plan will come from either Treasury Stock or authorized, but unissued stock.

PEOPLE WHO MAY PARTICIPATE IN THE ISO PLAN

     6. WHO IS ELIGIBLE TO PARTICIPATE UNDER THE ISO PLAN?

     Subject to the terms and conditions of the ISO Plan, only the following are eligible to receive a grant of a stock option under the ISO Plan: (a) nonemployee or "outside"directors; (b) employee directors; and (c) executive officers of the Company. Participation in the ISO Plan is entirely voluntary.

TWO DIFFERENT TYPES OF STOCK OPTIONS

     7. WHAT ARE THE DIFFERENT TYPES OF OPTIONS OFFERED UNDER THE ISO PLAN?

     There are two types of options granted under the ISO Plan. The first is called an Incentive Stock Option or "ISO" and the other is called a Nonqualified Stock Option or "NQSO". An ISO is "QUALIFIED" under sec.422 of the Internal Revenue Code of 1986, as amended (the "Code") and is entitled to certain tax treatment which will be discussed in greater detail later in this Prospectus in the section dealing with tax treatment. A NQSO is any option that is not an ISO.

     8. HOW IS IT KNOWN WHETHER AN OPTION GRANT IS AN ISO OR NQSO?

     If all the conditions set forth in sec.422 of the Code are met and the document or agreement evidencing the option grant states that the option is intended to be an ISO then the option grant is an ISO. Otherwise, the grant is a NQSO. All outside director options are NQSOs. Unless the option agreement states otherwise, all options shall be deemed ISOs.

TERMS AND CONDITIONS OF THE STOCK OPTION

     9. HOW ARE STOCK OPTION GRANTS DETERMINED?

        A. EXECUTIVE OFFICERS AND EMPLOYEE DIRECTORS

     The Committee has the complete authority, in its sole discretion, to determine the executive officers and employee directors to whom options will be granted, whether the option is an ISO or NQSO, the vesting schedule, the expiration date and the number of shares to be subject to each option. In making such determinations, the Committee may take into account the nature of the services rendered by the optionee, the optionee's present and potential contribution to the Company's success, and such other factors as the Committee deems relevant. Options will be evidenced by an agreement (or other written document) between the optionee and the Company which will contain provisions which are consistent with the ISO Plan.

        B. OUTSIDE DIRECTORS

     Every year the ISO Plan is in effect, the outside directors receive an automatic nondiscretionary option grant as of the date of the annual stockholders' meeting. The amount of shares subject to the options that will automatically be granted to each outside director shall be an amount of shares equal to the number of years of service or fraction thereof multiplied by 200 shares. The amount of shares for each year of service shall increase to 500 shares if both of the following financial conditions are met for the fiscal year immediately ended prior to the grant:

     - The Company's net profits (after taxes) are at least 10% of the net sales revenue; and

     - The Company's annual percentage increase of the net sales revenue was at least 1.5 times the rate of the "Worldwide Growth" of the general connector market (the Worldwide Growth is determined by an outside consultant or consultants chosen by the disinterested directors).

     10. WHAT ARE THE LIMITS WITH RESPECT TO THE NUMBER OF SHARES THAT CAN BE GRANTED TO ANY OPTIONEE?

     There are limitations with respect to the maximum number of shares that can be granted to any individual depending on whether the option grant is an ISO or a NQSO, and if a NQSO, whether the option is granted to an outside director.

        A. ISO GRANTS

     The maximum number of shares that can be granted as an ISO, that are first exercisable in any given succeeding calendar year, shall not have a fair market value (as determined on the date of grant) that exceeds $100,000 less the aggregate fair market value (as determined at the respective times of their grants) of those shares of all prior ISOs that are exercisable in the same succeeding calendar year.

        B. NQSO GRANTS

     Any option granted to an outside director cannot be more than 3,000 shares or the number of shares whose fair market value on the date of grant is $100,000. All other NQSO grants cannot exceed 250,000 shares (adjusted for any splits, etc.).

     11. HOW IS THE OPTION PRICE DETERMINED?

     The option price under the ISO Plan is the closing price reported by the Wall Street Journal on the date of granting the option. If an optionee owns more than 10% of the voting power of all the classes of the Company's Stock, then the option price shall be 110% of the closing price reported by the Wall Street Journal on the date of granting the option. The increased prices apply only to ISOs and not NQSOs.

     12. VESTING: WHEN AND HOW MUCH OF AN OPTION CAN BE EXERCISED?

     Subject to the terms of the ISO Plan, an optionee may exercise that part of his or her option that is "VESTED" or "EXERCISABLE" according to a "VESTING SCHEDULE." All vesting schedules start with an "INITIAL WAITING PERIOD" during which no shares are "VESTED" or "EXERCISABLE." Then, depending upon the vesting schedule, all or a specified portion of the shares subject to the option grant are vested and may be exercised. The Committee determines the vesting schedule (which may not be the same from option to option). There are three general types of vesting:

     - "NORMAL VESTING." The "INITIAL WAITING PERIOD" is one year and is vested in 25% increments during each of the succeeding 4 years, each commencing with the anniversary of the grant. The right to exercise is "CUMULATIVE." This means that, in any given year, an optionee may exercise those shares he or she could have exercised in a previous year, but did not exercise, provided that the option has not terminated or expired (SEE 15 BELOW). All options are subject to the Normal Vesting schedule unless otherwise specified in the option agreement. All ISOs and options to outside directors will have Normal Vesting.

     - "LONG-TERM VESTING." After the "INITIAL WAITING PERIOD," an optionee may exercise an option in amounts and at times determined by the Committee at the date of grant, provided that the time in which an option becomes 100% vested cannot exceed 10 years from the date of grant. The vesting schedule is solely within the discretion of the Committee and may vary from option grant to option grant. All options having Long-Term Vesting are NQSOs.

     - "ACCELERATED VESTING." Upon the occurrence of certain events, the vesting schedule of an option that has not expired and is not fully (i.e., 100%) vested will accelerate to become immediately 100% vested regardless of the vesting schedule. The events causing accelerated vesting are as follows:

      (1) death;

      (2) total disablement; and

      (3) retirement, but only if: the optionee is at least 59 1/2 years old and has been continuously employed by the Company (or any of its affiliated companies) for 15 years; and the Committee finds that the purpose of leaving the Company is for retirement. If the shares are subject to a NQSO, the Committee, in its sole discretion, may allow accelerated vesting to any extent it desires without regard to whether the optionee is retiring.

     13. HOW IS AN OPTION EXERCISED?

     An optionee may exercise an option by giving written notice to the Company. The notice should specify the number of shares being exercised and the aggregate or total option price for such shares. Generally, payment to the Company for the aggregate or total amount of the option price for the number of shares being purchased or exercised must accompany the written notice.

     14. HOW MAY THE OPTION SHARES BE PAID FOR?

     In the absence of registration, the exercised option shares may be paid in one of two ways:

        - by check; or

        - by a "STOCK SWAP." If the optionee already owns Common Stock or Class A Common Stock, he or she may tender this stock as all or part of the aggregate option purchase price. If stock is used for payment, it will be valued at the closing price on the date of exercise as reported by the Wall Street Journal.

     15. WHEN DOES AN OPTION EXPIRE OR TERMINATE?

     Every option shall expire and cannot be exercised after 2 years from the date that a NQSO is 100% vested or 1 year from the date that an ISO is 100% vested. If employment is terminated prior to the expiration date, the option will terminate the earliest of: 1 year after one of the events causing accelerated vesting (SEE 12 ABOVE); or the day of employment termination for any reason except one of the events causing accelerated vesting (SEE 12 ABOVE).

     16. WHEN DOES AN OPTIONEE HAVE RIGHTS AS A STOCKHOLDER?

     An optionee will have no rights as a stockholder of the Company with respect to shares covered by an option until such shares are fully paid for and a stock certificate has been issued. Upon exercise of a stock option, the optionee will have all the rights with respect to the purchased shares normally associated with ownership of such stock, including the right to vote and receive dividends, if any.

     17. WHAT IS THE EFFECT OF A STOCK DIVIDEND, STOCK SPLIT OR OTHER CAPITAL STOCK CHANGE?

     If there should be a stock dividend or stock split with respect to the Stock, the number of shares then subject to any option under the ISO Plan and the number of shares reserved for issuance pursuant to the ISO Plan (but not yet covered by an option) will be adjusted. The adjustment will be made by adding to the number of shares which may be purchased upon exercise of an option which has been granted, the number of shares of Stock or any other stock which would be distributable thereon if shares subject to such option had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividends or stock split.

     If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares of Stock or other securities of the Company or another corporation, whether through reorganization, merger or other means, then there will be substituted, for each share of Stock subject to any option and for each share of Stock reserved for issuance under the ISO Plan (but not yet covered by an option), the number and kind of shares of Stock or other securities into which each outstanding share of Stock will be changed or for which each such shares of Stock will be exchanged.

     If there is any other change in the number or kind of outstanding shares of Stock, the Committee will make any equitable adjustments as it, in its sole discretion, determines are required.

     If the number of shares is adjusted for any of the reasons given above, the option price for each share covered in each stock option agreement will be adjusted to equal the aggregate option price divided by the adjusted number of shares covered by the option. The end result will be that the price per share will be adjusted so that the aggregate option price for all the shares granted will remain the same.

     No adjustment will require the Company to sell a fractional share. The total substitution or adjustment with respect to each stock option agreement will be limited accordingly.

RESTRICTIONS REGARDING OPTIONS AND EXERCISED OPTION SHARES

     18. IS AN OPTION TRANSFERABLE?

     Any option granted under the ISO Plan cannot be transferred and can only be exercised by the optionee during his or her life. If the optionee should die while still employed by the Company or any of its subsidiaries, the option, to the extent it could have been exercised by the optionee on the date of death, may be exercised by the personal representative (executor or administrator) within one year after the date of death. However, no such exercise will occur later than one year from the date the option becomes 100% vested.

     19. WHAT ARE THE RESTRICTIONS TO THE SUBSEQUENT SALE OF STOCK PURCHASED UNDER THE ISO PLAN?

     There is no present intention to register the shares covered by the ISO Plan under The Securities Act of 1933 (the "Securities Act"). Without registration, as a practical matter, all sales of Stock acquired under the ISO Plan will require compliance with an exemption under the Securities Act. Rule 144 is available as an exemption that requires, among other things, a one-year holding period from the date of exercise of an option. The optionee also must comply with other requirements under this exemption.

FEDERAL INCOME TAX EFFECTS OF THE ISO PLAN

     The following discussion is only a summary of the U.S. federal income tax consequences of options under the ISO Plan and does not cover the U.S. federal income tax effects if the described conditions are not met. The following discussion does not purport to be complete and does not describe state, local or foreign tax laws.

     The ISO Plan covers both "QUALIFIED" ISOs and "NONQUALIFIED" NQSOs. Depending on whether the option is an ISO or NQSO, various U.S. federal income tax consequences will accrue to both the Company and the employee upon the granting of the option, the exercise of the option or the subsequent sale of stock purchased upon exercise of the option.

     For the purposes of the discussion relating to U.S. tax consequences, the following definitions will apply: The "DATE OF GRANT" is the date that appears in the stock option agreement. The "DATE OF EXERCISE" is the date when the optionee pays the Company for the shares purchased pursuant to an option. The "DATE OF SALE" is the date that the optionee has agreed to deliver stock (originally purchased pursuant to an option) to a subsequent third party purchaser, usually a stock broker. "AGGREGATE OPTION PRICE" is the total amount of money which the optionee paid the Company in order to exercise a particular portion of an option. "AGGREGATE FAIR MARKET VALUE" is the total fair market value of the option shares.

     20. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN A STOCK OPTION IS GRANTED?

     Under the present federal income tax laws, there is no taxable income recognized. No deduction is available to the Company when any type of stock option is granted.

     21. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN A STOCK OPTION IS EXERCISED?

        A. NQSOS--ORDINARY TAX

     An exercise of any portion of a NQSO results in additional ordinary income for federal income tax purposes in the calendar year of exercise. The amount of additional ordinary income in any given year of exercise is equal to the aggregate fair market value on the date of exercise less the aggregate option price paid for the particular number of shares. The Company is allowed a deduction equal to the amount recognized by the optionee as additional ordinary income.

        B. ISOS -- ALTERNATIVE MINIMUM TAX

     An exercise of any portion of a ISO results in no additional ordinary income for federal income tax purposes in the calendar year of exercise. However, the exercise of any ISO will generate an adjustment for Alternative Minimum Tax ("AMT") purposes and may result in payment of an additional tax after the AMT calculation. Only a relatively complex calculation can determine whether an optionee would be subject to AMT. The Company is not allowed a deduction.

     22. IS THERE U.S. TAX WITHHOLDING UPON EXERCISE OF AN OPTION?

     In accordance with current federal income tax law, the Company must withhold an amount equal to 28% of the additional ordinary income immediately following the exercise of a NQSO. The Company will also withhold a portion of salary for FICA, FUTA and state taxes, if applicable. The withholding is paid at the time of exercise. The payment of the withholding tax does not necessarily discharge all federal or state income tax liability that an optionee may have in regards to an option exercise. Accordingly, additional tax may be due following the NQSO transaction.

     There is no withholding with respect to the exercise of an ISO because there is no ordinary income tax generated. However, an estimated tax payment may be due for exercising an ISO to cover any AMT liability.

     23. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN STOCK PURCHASED UNDER THE ISO PLAN IS SOLD?

     Upon the sale of the shares of Stock acquired upon exercise of an option, the excess of the aggregate selling price over the aggregate tax basis will be taxable as a capital gain (or loss). Such capital gain (or loss) will be long-term if the shares have been held for more than 6 months after the date an optionee becomes subject to taxation with respect to the exercise, and short-term if the shares have been held for less than that period. If the shares acquired upon the exercise of an option are held for more than 12 months after exercise, the optionee will be entitled to an even lower long-term capital gain rate. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term gain (or loss) commences on the date of exercise of the option. This amount must be reported for the calendar year of sale. No tax consequences accrue to the Company upon sale.

        A. NQSO TAX BASIS

     The tax basis for a NQSO is the fair market value on the exercise date.

        B. ISO TAX BASIS

     The tax basis for an ISO is the option price. Because an AMT adjustment was made when an ISO is exercised, a negative adjustment will be made at the time of sale which could offset some potential AMT consequences should the optionee generate AMT adjustments due to the exercise of ISOs. In addition, the payment of AMT in the past may generate a tax credit in the future.

FORFEITURES

     24. ARE THERE ANY FORFEITURES UNDER THE ISO PLAN?

     Any unexercised shares subject to an option which have been terminated by any of the events set forth in QUESTION 15 ABOVE, will be forfeited and are available for future option grants under the ISO Plan.

PLAN BENEFITS

     25. WHAT ARE THE FUTURE BENEFITS UNDER THE ISO PLAN?

     The size of future grants to officers under the ISO Plan is not determinable as of the date of this proxy statement because of the discretionary nature of such grants. The size of future option grants to outside directors is also not determinable as of the date of this proxy statement because the amounts of such grants are dependent upon the fair market value of the Stock on the grant date and the achievement of certain objective performance goals.

     26. WHAT BENEFITS HAVE ALREADY BEEN GRANTED SUBJECT TO STOCKHOLDER
APPROVAL?

     On August 11, 2000, the Committee granted, subject to the approval of this ISO Plan by the stockholders, stock options to the following officers under the terms and conditions set forth below:

                                                                   NO.          EXERCISE
                            NAME                                SHARES(A)       PRICE(A)
                            ----                                ---------       --------
F. A. Krehbiel..............................................     19,863          $33.00
                                                                    137(b)       $36.30(b)
J. H. Krehbiel, Jr..........................................     19,863          $33.00
                                                                    137(b)       $36.30(b)
J. J. King..................................................         --              --
M. P. Slark.................................................         --              --
G. Tokuyama.................................................         --              --
All executive officers as a group (12 in number including
  those listed above).......................................     47,000          $33.02(c)
All non-executive officer directors as a group (6 in
  number)(d)................................................      5,000          $33.00

---------------
(a) All of the options are exercisable 1 year after grant, expire 5 years after grant and vest in 25% annual increments on the anniversary of the grant. Because of the certain limitations, some of the granted options are NQSOs and the other are ISOs. The fair market value of the Class A Common Stock on the date of grant (August 11, 2000) was $33.00 per share. The fair market value of the Class A Common Stock on August 31, 2000 was $40.125 per share.
(b) Because F. A. Krehbiel and J. H. Krehbiel, Jr. control 10% of the voting stock, their ISO's are priced at 110% of fair market value on the date of grant.
(c) Weighted average exercise price.
(d) Outside directors will receive an automatic grant on the day of the annual stockholders meeting. The number of shares and price cannot be determined.

If the ISO Plan is not approved by the stockholders, all such options shall be deemed not to have been granted.

VOTE NECESSARY TO ADOPT THE PROPOSAL

     Adoption of this proposal will require the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote and present either in person or by proxy, voting as a class, and of the holders of a majority of the shares of Class B Common Stock entitled to vote and present either in person or by proxy, voting as a class. Directors and officers of Molex, who control approximately 46.4% of the outstanding Common Stock and approximately 99.8% of the outstanding Class B Common Stock entitled to vote, intend to vote for this proposal. Abstentions and broker "non-votes" will not be considered entitled to vote as to this matter and will have no effect on the adoption of the ISO Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The enclosed Proxy will be voted FOR the proposal unless a contrary specification is made.

                                    ITEM 3:

                            PROPOSAL TO APPROVE THE
               2000 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN

     On July 28, 2000, the Board of Directors of Molex adopted The 2000 Molex Incorporated Executive Stock Bonus Plan (the "Bonus Plan") and recommended that the stockholders approve the Bonus Plan. The Bonus Plan is substantially the same as the 1990 Executive Bonus Plan which expired as of the fiscal year just ended. The material features of the Bonus Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached to this proxy statement as Exhibit B.

GENERAL PLAN INFORMATION

     1. WHY DID THE COMPANY ESTABLISH THE BONUS PLAN?

     The Company established the Bonus Plan to provide executive officers with an opportunity to acquire Molex Incorporated Stock with a view toward rewarding those executive officers for past services and providing an incentive to remain in the employ of the Molex. In particular, Molex recognizes that the salaries paid to its executive officers may not be commensurate with their abilities, efforts and services performed for Molex, especially in years wherein Molex's financial performance is exemplary. Accordingly, additional compensation may be due these eligible employees for a particular fiscal year wherein certain growth and profit objectives have been achieved.

     2. WHAT IS THE DURATION OF THE BONUS PLAN?

     The Bonus Plan expires on JUNE 30, 2005. After that date, no awards can be given under the Bonus Plan, however, previously awarded bonuses can be distributed after the expiration date.

     3. CAN THE BONUS PLAN BE AMENDED OR MODIFIED?

     The Board of Directors has the authority to amend the Bonus Plan. However, if the amendments are deemed to be of a material nature, the stockholders must approve any such changes.

     4. WHO ADMINISTERS THE BONUS PLAN?

     The Bonus Plan is administered by a committee (the "Committee") under the terms and conditions and powers set forth in the Bonus Plan. The Committee consists of members of the Board of Directors who are appointed by and serve at the discretion of the Board of Directors. The members of the Committee must be "disinterested" within the meaning of Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934. At this time, the members of the Compensation Committee of the Board of Directors comprise the Committee which administers the Bonus Plan. The directors who make up the Compensation Committee are Robert J. Potter, Michael J. Birck and Masahisa Naitoh.

SECURITIES TO BE OFFERED

     5. WHAT IS THE TITLE, SOURCE AND THE TOTAL AMOUNT OF SECURITIES THAT CAN BE OFFERED UNDER THE BONUS PLAN?

     Five hundred thousand (500,000) shares of the Class A Common Stock of Molex Incorporated, $0.05 par value, (the "STOCK") will be reserved under the Bonus Plan. Any Stock issued under the Bonus Plan will come from either Treasury Stock or authorized but unissued stock.

EMPLOYEES WHO MAY PARTICIPATE IN THE BONUS PLAN

     6. WHO IS ELIGIBLE TO PARTICIPATE UNDER THE BONUS PLAN?

     Subject to the terms and conditions of the Bonus Plan, only full-time salaried executive officers (currently 12 in number) are eligible to receive an award of a stock bonus under the Bonus Plan. Participation in the Bonus Plan is entirely voluntary.

TERMS AND CONDITIONS OF A STOCK BONUS

     7. HOW ARE STOCK BONUS AWARDS DETERMINED?

     The Committee has the complete authority, in its sole discretion, to determine the executive officers to whom options will be awarded. In making such determinations, the Committee may take into account the nature of the services rendered by the officer, the officer's present and potential contribution to the Company's success, and such other factors as the Committee deems relevant. The amount of the award is initially set during the first 90 days of the fiscal year subject to a final determination after the end of the fiscal year that can be the same as or lower than the initial award.

     8. WHAT COMPRISES A STOCK BONUS AWARD?

     The are two possible components to a stock bonus award. The first is the award of a given number of shares of Molex Stock in accordance with the goals and limitations of the Plan. The second is the award of a cash tax offset bonus for the purpose of covering at least a portion of the tax consequences of the stock bonus award so that the recipient will not have to dispose of the stock in order to pay for the taxes generated by the award. The tax offset bonus cannot be greater than the value of the stock awarded as of the fiscal year end for which the bonus was awarded.

     9. WHAT ARE THE PERFORMANCE GOALS UNDER THE BONUS PLAN?

     No shares may be awarded under the Plan unless certain growth and profitability goals are achieved.

        A. GROWTH GOALS

     No shares under the Bonus Plan may be awarded for any given fiscal year if the Company's consolidated net sales revenue for such fiscal year did not exceed either

     - the previous fiscal year's net sales revenue by FIFTEEN PERCENT (15%) as reported by the Company in its audited financial statements; or

     - TWO (2) times the worldwide growth of the general connector market as reported by an independent source selected by the Committee within ninety
       (90) days after the beginning of such fiscal year.

        B. PROFITABILITY GOALS

     The value of the aggregate number of shares (determined based on the closing price of the Stock on the last trading day of the fiscal year for which the award is made as reported by the Wall Street Journal) and cash bonuses awarded under the Bonus Plan in any given fiscal year cannot exceed an amount that would result in the Company's net profits (after taxes) falling below TEN PERCENT (10%) of the net sales revenue for that particular fiscal year as reported by the Company in its audited financial statements.

     10. WHAT ARE THE LIMITS UNDER THE BONUS PLAN?

     No single employee may be awarded, for any given fiscal year, a number of shares of Stock wherein the aggregate value based on the closing price of said stock on June 30 of such fiscal year (or the last trading day of the fiscal year) as reported by the Wall Street Journal is greater than

     a. FIFTY PERCENT (50%) of the individual employee's base salary for that particular fiscal year if the sales growth was TWENTY PERCENT (20%) or greater, or

     b. TWENTY FIVE PERCENT (25%) of the individual employee's base salary for that particular fiscal year if the sales growth was at least FIFTEEN PERCENT (15%) or TWO (2) times the worldwide growth of the general connector market but less than TWENTY PERCENT (20%).

     In addition, no single employee shall be awarded for any given fiscal year a number of shares of Stock whose aggregate value as reported by the Wall Street Journal on the last trading day of the fiscal year plus the Cash Bonus exceeds ONE MILLION DOLLARS ($1,000,000).

     11. WHEN IS THE STOCK BONUS AWARD DISTRIBUTED?

     Any bonus award (stock and tax offset bonus) under the Bonus Plan for a given fiscal year shall be distributed to the employee in four equal annual installments if the employee is employed by Molex at the time of distribution. The first 25% shall be payable on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. The remaining three installments shall be payable within thirty (30) days of the next three succeeding June 30ths. Notwithstanding the foregoing, an employee shall be entitled to receive distribution of all of the remaining bonus installments within thirty (30) days after death, disablement, retirement after age 65, or termination of employment due to a Change in Control of the Company.

     12. HOW ARE THE STOCK BONUS AWARDS PAID FOR?

     No consideration or payment is due Molex upon the award or distribution of a stock bonus.

     13. WHEN DOES AN EMPLOYEE HAVE RIGHTS AS A STOCKHOLDER?

     An employee will have no rights as a stockholder of the Company with respect to shares covered by a bonus award until such shares have been issued and distributed.

     14. WHAT IS THE EFFECT OF A STOCK DIVIDEND, STOCK SPLIT OR OTHER CAPITAL STOCK CHANGE?

     If there should be a stock dividend or stock split with respect to the Stock, the number of shares then subject to any award under the Bonus Plan and the number of shares reserved for issuance pursuant to the Bonus Plan (but not yet covered by an award) will be adjusted. The adjustment will be made by adding to the number of shares which may be purchased upon exercise of an award which has been granted, the number of shares of Stock or any other stock which would be distributable thereon if shares subject to such award had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividends or stock split.

     If there is any other change in the number or kind of outstanding shares of Stock, the Committee will make any equitable adjustments as it, in its sole discretion, determines are required.

     No adjustment will require the Company to sell a fractional share. The total substitution or adjustment with respect to each stock option agreement will be limited accordingly.

RESTRICTIONS REGARDING BONUS SHARES

     15. WHAT ARE THE RESTRICTIONS TO THE SUBSEQUENT SALE OF STOCK DISTRIBUTED UNDER THE BONUS PLAN?

     There is no present intention to register the shares covered by the Bonus Plan under The Securities Act of 1933 (the "Securities Act"). Without registration, as a practical matter, all sales of Stock acquired under the Bonus Plan will require compliance with an exemption under the Securities Act. Rule 144 is available as an exemption that requires, among other things, a one-year holding period from the date of distribution of a stock award. The employee also must comply with other requirements under this exemption.

FEDERAL INCOME TAX EFFECTS OF THE BONUS PLAN

     The following discussion is only a summary of the U.S. federal income tax consequences of options under the Bonus Plan and does not cover the U.S. federal income tax effects if the described conditions are not met. The following discussion does not purport to be complete and does not describe state, local or foreign tax laws.

     For the purposes of the discussion relating to U.S. tax consequences, the following definitions will apply: The "DATE OF AWARD" is the June 30th of the fiscal year for which the award was made. The "DATE OF DISTRIBUTION" is the date when the employee receives the shares pursuant to an award. The "DATE OF SALE" is the date that the employee has agreed to deliver stock (originally purchased pursuant to an option) to a subsequent third party purchaser, usually a stock broker. "AGGREGATE FAIR MARKET VALUE" is the total fair market value of the bonus shares on the date of award.

     16. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN A STOCK BONUS IS AWARDED?

     Under the present federal income tax laws, there is no taxable income recognized by the employee. Molex must book the total value of the stock award as of the date of award, but has no tax consequences on that date.

     17. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN A STOCK BONUS IS DISTRIBUTED?

     A distribution of any portion of a bonus award results in additional ordinary income for federal income tax purposes in the calendar year of distribution. The amount of additional ordinary income in any given year of distribution is equal to the aggregate fair market value on the date of distribution plus any tax offset bonus distributed. The Company is allowed a deduction equal to the amount recognized by the employee as additional ordinary income.

     18. IS THERE U.S. TAX WITHHOLDING UPON DISTRIBUTION OF A BONUS?

     In accordance with current federal income tax law, the Company must withhold an amount equal to 28% of the additional ordinary income immediately following the distribution of a bonus. The Company will also withhold a portion of salary for FICA, FUTA and state taxes, if applicable. The withholding is paid at the time of distribution. The payment of the withholding tax does not necessarily discharge all federal or state income tax liability that an employee may have in regards to an option exercise.

     19. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN STOCK DISTRIBUTED UNDER THE BONUS PLAN IS SOLD?

     Upon the sale of the shares of Stock acquired upon distribution of a bonus, the excess of the aggregate selling price over the aggregate tax basis will be taxable as a capital gain (or loss). The tax basis for bonus shares is the fair market value on the distribution date. The capital gain (or loss) will be long-term if the shares have been held for more than 6 months after the date an employee becomes subject to taxation with respect to the distribution, and short-term if the shares have been held for less than that period. If the shares acquired upon the distribution of a bonus are held for more than 12 months after exercise, the employee will be entitled to an even lower long-term capital gain rate. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term gain (or loss) commences on the date of distribution. This amount must be reported for the calendar year of sale. No tax consequences accrue to the Company upon sale.

FORFEITURES

     20. ARE THERE ANY FORFEITURES UNDER THE BONUS PLAN?

     If the employee is not so employed on the June 30 on which the installment is payable, that installment and all future installments shall be forfeited.

BONUS PLAN BENEFITS

     21. WHAT ARE THE FUTURE BENEFITS UNDER THE BONUS PLAN?

     The size of future awards to officers under the Bonus Plan is not determinable as of the date of this proxy statement because of the discretionary nature of such grants and the achievement of the financial goals are not determinable.

VOTE NECESSARY TO ADOPT THE PROPOSAL

     Adoption of this proposal will require the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote and present either in person or by proxy, voting as a class, and of the holders of a majority of the shares of Class B Common Stock entitled to vote and present either in person or by proxy, voting as a class. Directors and officers of Molex, who control approximately 46.4% of the outstanding Common Stock and approximately 99.8% of the outstanding Class B Common Stock entitled to vote, intend to vote for this proposal. Abstentions and broker "non-votes" will not be considered entitled to vote as to this matter and will have no effect on the adoption of the Bonus Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The enclosed Proxy will be voted FOR the proposal unless a contrary specification is made.

                                    ITEM 4:
                            PROPOSAL TO APPROVE THE
                  2000 MOLEX INCORPORATED LONG-TERM STOCK PLAN

     On July 28, 2000, the Board of Directors of Molex adopted The 2000 Molex Incorporated Long-Term Stock Plan (the "LT Plan") and recommended that the stockholders approve the LT Plan. The material features of the LT Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the LT Plan, a copy of which is attached to this proxy statement as Exhibit C.

GENERAL PLAN INFORMATION

     1. WHY DID THE COMPANY ESTABLISH THE LT PLAN?

     The Company established the LT Plan to reward certain executive officers and key management personnel and to induce them to remain in the employ of the Company, its subsidiaries or its affiliates. It is also intended to encourage such persons to increase their stock ownership in the Company. The Company believes the LT Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company, and securing its continued growth and financial success.

     2. WHAT IS THE DURATION OF THE LT PLAN?

     The Plan expires on JUNE 30, 2005. After that date, no grants can be given under the LT Plan, however, previously granted options can be exercised after the expiration date.

     3. CAN THE LT PLAN BE AMENDED OR MODIFIED?

     The Board of Directors has the authority to amend the LT Plan. However, if the amendments are deemed to be of a material nature, the stockholders must approve any such changes.

     4. WHO ADMINISTERS THE LT PLAN?

     The LT Plan is administered by a committee (the "Committee") under the terms and conditions and powers set forth in the LT Plan. The Committee consists of at least two members of the Board of Directors who are appointed by the Board of Directors and serve at the discretion of the Board of Directors. At this time, the members of the Compensation Committee of the Board of Directors comprise the Committee which administers the LT Plan. The directors who make up the Compensation Committee are Robert J. Potter, Michael J. Birck and Masahisa Naitoh.

SECURITIES TO BE OFFERED

     5. WHAT IS THE TITLE, SOURCE AND THE TOTAL AMOUNT OF SECURITIES THAT CAN BE OFFERED UNDER THE LT PLAN?

     Three million (3,000,000) shares of the Class A Common Stock of Molex Incorporated, $0.05 par value, (the "STOCK") will be reserved under the LT Plan. Any Stock issued under the LT Plan will come from either Treasury Stock or authorized but unissued stock.

PEOPLE WHO MAY PARTICIPATE IN THE LT PLAN

     6. WHO IS ELIGIBLE TO PARTICIPATE UNDER THE LT PLAN?

     Subject to the terms and conditions of the LT Plan, only the following are eligible to receive a grant of a stock option or an award of a stock bonus under the LT Plan: (a) executive officers of the Company; and (b) members of the Executive Management Committee of the Company. The number of people currently eligible is 24. Participation in the LT Plan is entirely voluntary.

TWO DIFFERENT TYPES OF STOCK GRANTS/AWARDS

     7. WHAT ARE THE DIFFERENT TYPES OF GRANTS/AWARDS OFFERED UNDER THE LT PLAN?

     There are two types of grants/awards offered under the LT Plan.

        A. STOCK OPTION GRANTS

     The first is a Nonqualified Stock Option or "NQSO" which is granted at an option price equal to 100% of the fair market value of the Stock on the date of grant.

        B. STOCK BONUS AWARDS

     The other is a stock bonus that is awarded which may be acquired (pursuant to the LT Plan) at no direct monetary cost to the employee.

TERMS AND CONDITIONS OF THE STOCK OPTION

     8. HOW ARE STOCK OPTION GRANTS AND STOCK BONUS AWARDS DETERMINED?

     The Committee has the complete authority, in its sole discretion, to determine the eligible employees to whom options will be granted and/or bonuses awarded, the vesting schedule, the expiration date and the number of shares to be subject to each option. In making such determinations, the Committee may take into account the nature of the services rendered by the employee, the employee's present and potential contribution to the Company's success, and such other factors as the Committee deems relevant. Options/awards will be evidenced by an agreement (or other written document) between the employee and the Company which will contain provisions that are consistent with the LT Plan.

     9. WHAT ARE THE LIMITS WITH RESPECT TO THE NUMBER OF SHARES THAT CAN BE GRANTED TO ANY EMPLOYEE?

     There are limitations with respect to the maximum number of shares that can be granted to any individual employee. The maximum number of shares that can be granted and/or awarded under the LT Plan in any calendar year cannot exceed 250,000 shares of Stock.

     10. HOW IS THE OPTION PRICE DETERMINED?

     The option price under the LT Plan is the closing price reported by the Wall Street Journal on the date of granting the option. The stock bonus price is $0.

     11. VESTING: WHEN AND HOW MUCH OF AN OPTION CAN BE EXERCISED OR A BONUS ACQUIRED?

     Subject to the terms of the LT Plan, an employee may exercise that part of his or her option that is "VESTED" or "EXERCISABLE" according to a "VESTING SCHEDULE." All vesting schedules start with an "INITIAL WAITING PERIOD" during which no shares are "VESTED" or "EXERCISABLE." Then, depending upon the vesting schedule, all or a specified portion of the shares subject to the option grant or bonus award are vested and may be acquired. The Committee determines the vesting schedule (which may not be the same). There are three general types of vesting:

     - "TYPICAL VESTING." The "INITIAL WAITING PERIOD" is one year and is vested in 25% increments during each of the succeeding 4 years, each commencing with the anniversary of the grant. The right to acquire Stock is "CUMULATIVE." This means that, in any given year, an employee may acquire those shares he or she could have acquired in a previous year, but did not, provided that the option/bonus has not terminated or expired (SEE 14 BELOW). All options/awards are subject to the Typical Vesting schedule unless otherwise specified in the agreement.

     - "OTHER VESTING." After the "INITIAL WAITING PERIOD," an employee may exercise an option in amounts and at times determined by the Committee at the date of grant/award, provided that the time in which an option/bonus becomes 100% vested cannot exceed 7 years from the date of grant. The vesting schedule is solely within the discretion of the Committee and may vary from option grant to option grant and bonus award to bonus award.

     - "ACCELERATED VESTING." Upon the occurrence of certain events, the vesting schedule of an option that has not expired and is not fully (i.e., 100%) vested will accelerate to become immediately 100% vested regardless of the vesting schedule. The events causing accelerated vesting are as follows:

      (1) death;

      (2) total disablement; and

      (3) retirement, but only if: the employee is at least 59 1/2 years old and has been continuously employed by the Company (or any of its affiliated companies) for 15 years; and the Committee approves the accelerated vesting to any extent it desires.

     12. HOW IS AN OPTION/BONUS EXERCISED?

     An employee may exercise an option by giving written notice to the Company. The notice should specify the number of shares being acquired and the aggregate or total price for such shares. Generally, payment to the Company for the aggregate or total amount of the option price for the number of shares being purchased or exercised must accompany the written notice.

     13. HOW MAY THE OPTION SHARES BE PAID FOR?

     In the absence of registration, the exercised option shares may be paid in one of two ways:

     - by check; or

     - by a "STOCK SWAP." If the employee already owns Common Stock or Class A Common Stock, he or she may tender this stock as all or part of the aggregate option purchase price. If stock is used for payment, it will be valued at the closing price on the date of exercise as reported by the Wall Street Journal.

     14. WHEN DOES AN OPTION/BONUS EXPIRE OR TERMINATE?

     Every option or bonus shall expire and cannot be exercised after 3 years from the date that an option/bonus is 100% vested. If employment is terminated prior to the expiration date, the option will terminate the earliest of: 4 years after one of the events causing accelerated vesting (SEE 11 ABOVE); or the day of employment termination for any reason except one of the events causing accelerated vesting (SEE 11 ABOVE); or the expiration date of the option/bonus.

     15. WHEN DOES AN EMPLOYEE HAVE RIGHTS AS A STOCKHOLDER?

     An employee will have no rights as a stockholder of the Company with respect to shares covered by an option or bonus until such shares are fully paid for and a stock certificate has been issued. Upon exercise of a stock option or distribution of a stock bonus, the employee will have all the rights with respect to these shares which are normally associated with ownership of such stock, including the right to vote and receive dividends, if any.

     16. WHAT IS THE EFFECT OF A STOCK DIVIDEND, STOCK SPLIT OR OTHER CAPITAL STOCK CHANGE?

     If there should be a stock dividend or stock split with respect to the Stock, the number of shares then subject to any option grant or bonus award under the LT Plan and the number of shares reserved for issuance pursuant to the LT Plan (but not yet covered by an option or bonus) will be adjusted. The adjustment will be made by adding to the number of shares which may be purchased upon exercise or distribution of an option or bonus which has been granted or awarded, the number of shares of Stock or any other stock which would be distributable thereon if shares subject to such option or bonus had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividends or stock split.

     If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares of Stock or other securities of the Company or another corporation, whether through reorganization, merger or other means, then there will be substituted, for each share of Stock subject to any option or bonus and for each share of Stock reserved for issuance under the LT Plan (but not yet covered by an option or bonus), the number and kind of shares of Stock or other securities into which each outstanding share of Stock will be changed or for which each such shares of Stock will be exchanged.

     If there is any other change in the number or kind of outstanding shares of Stock, the Committee will make any equitable adjustments as it in its sole discretion determines are required.

     If the number of shares is adjusted for any of the reasons given above, the option price for each share covered in each stock agreement will be adjusted to equal the aggregate option price divided by the adjusted number of shares covered by the option. The end result will be that the price per share will be adjusted so that the aggregate option price for all the shares granted will remain the same.

     No adjustment will require the Company to sell a fractional share. The total substitution or adjustment with respect to each stock agreement will be limited accordingly.

RESTRICTIONS REGARDING OPTIONS AND EXERCISED OPTION SHARES

     17. IS AN OPTION/BONUS TRANSFERABLE?

     Any option granted or bonus awarded under the LT Plan cannot be transferred and can only be acquired by the employee during his or her life. If the employee should die while still employed by the Company or any of its subsidiaries, the option and/or bonus, to the extent it could have been acquired by the employee on the date of death, may be acquired by the personal representative (executor or administrator) within one year after the date of death. However, no such acquisition can occur later than one year from the date the option or bonus becomes 100% vested.

     18. WHAT ARE THE RESTRICTIONS TO THE SUBSEQUENT SALE OF STOCK ACQUIRED UNDER THE LT PLAN?

     There is no present intention to register the shares covered by the LT Plan under The Securities Act of 1933 (the "Securities Act"). Without registration, as a practical matter, all sales of Stock acquired under the LT Plan will require compliance with an exemption under the Securities Act. Rule 144 is available as an exemption that requires, among other things, a one-year holding period from the date of acquisition of any shares of Stock. The employee also must comply with other requirements under this exemption.

FEDERAL INCOME TAX EFFECTS OF THE LT PLAN

     The following discussion is only a summary of the U.S. federal income tax consequences of options under the LT Plan and does not cover the U.S. federal income tax effects if the described conditions are not met. The following discussion does not purport to be complete and does not describe state, local or foreign tax laws.

     For the purposes of the discussion relating to U.S. tax consequences, the following definitions will apply: The "DATE OF GRANT" is the date that appears in the stock agreement. The "DATE OF EXERCISE" is the date when the employee pays the Company for the shares purchased pursuant to an option or acquires shares of stock pursuant to a stock bonus award. The "DATE OF SALE" is the date that the employee has agreed to deliver stock (originally purchased pursuant to an option) to a subsequent third party purchaser, usually a stock broker. "AGGREGATE OPTION PRICE" is the total amount of money which the employee paid the Company in order to exercise a particular portion of an option. "AGGREGATE FAIR MARKET VALUE" is the total fair market value of the shares acquired under the LT Plan.

     19. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN AN OPTION IS GRANTED OR A BONUS AWARDED?

     Under the present federal income tax laws, there is no taxable income recognized when a stock option is granted at 100% of fair market value or bonus awarded subject to vesting at a future date. No deduction is available to the Company when a LT stock option is granted or bonus awarded.

     20. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN STOCK IS ACQUIRED?

        A. NQSOS--ORDINARY TAX

     An exercise of any portion of a NQSO results in additional ordinary income for federal income tax purposes in the calendar year of exercise. The amount of additional ordinary income in any given year of exercise is equal to the aggregate fair market value on the date of exercise less the aggregate option price paid for the particular number of shares. The Company is allowed a deduction equal to the amount recognized by the employee as additional ordinary income.

        B. BONUS SHARES--ORDINARY TAX

     The vesting of any portion of a stock bonus award results in the recognition of additional ordinary income for federal income tax purposes in the calendar year of vesting equal to the fair market value of the shares received on the date of vesting. The Company is allowed a deduction equal to the amount recognized by the employee as additional ordinary income.

     21. IS THERE U.S. TAX WITHHOLDING UPON EXERCISE OF AN OPTION OR VESTING OF A BONUS?

     In accordance with current federal income tax law, the Company must withhold an amount equal to 28% of the additional ordinary income immediately following the exercise of a NQSO and/or the vesting of any portion of a stock bonus. The Company will also withhold a portion of salary for FICA, FUTA and state taxes, if applicable. The withholding is paid at the time of exercise and/or vesting. The payment of the withholding tax does not necessarily discharge all federal or state income tax liability that an employee may have in regards to an option exercise or bonus vesting. Accordingly, additional tax may be due following the acquisition of shares of Stock under the LT Plan.

     22. WHAT ARE THE U.S. TAX CONSEQUENCES WHEN STOCK ACQUIRED UNDER THE LT PLAN IS SOLD?

     Upon the sale of the shares of Stock acquired upon exercise of an option, the excess of the aggregate selling price over the aggregate tax basis will be taxable as a capital gain (or loss). Such capital gain (or loss) will be long-term if the shares have been held for more than 6 months after the date an employee becomes subject to taxation with respect to the acquisition, and short-term if the shares have been held for less than that period. If the shares acquired are held for more than 12 months after acquisition, the employee will be entitled to an even lower long-term capital gain rate. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term gain (or loss) commences on the date of the acquisition of the shares. This amount must be reported for the calendar year of sale. No tax consequences accrue to the Company upon sale. The tax basis for shares acquired under the LT Plan is the fair market value on the date of acquisition for option shares or the date of vesting for bonus shares.

FORFEITURES

     23. ARE THERE ANY FORFEITURES UNDER THE LT PLAN?

     Any unexercised shares subject to an option grant or bonus award which have been terminated by any of the events set forth in QUESTION 14 ABOVE, will be forfeited and are available for future grants or awards under the LT Plan.

LT PLAN BENEFITS

     24. WHAT ARE THE FUTURE BENEFITS UNDER THE LT PLAN?

     The size of future grants to officers under the LT Plan is not determinable as of the date of this proxy statement because of the discretionary nature of such grants.

     25. WHAT BENEFITS HAVE ALREADY BEEN GRANTED SUBJECT TO STOCKHOLDER
         APPROVAL?

     On August 11, 2000, the Committee granted, subject to the approval of this LT Plan by the stockholders, stock options and stock bonuses to the following officers under the terms and conditions set forth below:

                                                                                           STOCK
                                                                    STOCK OPTIONS          BONUS
                                                                ---------------------    ---------
                                                                   NO.       EXERCISE       NO.
                            NAME                                SHARES(A)    PRICE(A)    SHARES(B)
                            ----                                ---------    --------    ---------
F. A. Krehbiel..............................................          --          --          --
J. H. Krehbiel, Jr..........................................          --          --          --
J. J. King..................................................     144,592      $33.00      25,811
M. P. Slark.................................................      60,260      $33.00       9,780
G. Tokuyama.................................................      60,000      $33.00      15,000
All executive officers as a group (12 in number including
  those listed above).......................................     537,117      $33.00      98,556
All non-executive officer directors as a group (6 in
  number)(c)................................................          --          --          --
All other eligible participants not listed above (12 in
  number)...................................................      18,660      $33.00       3,028

---------------
(a) All of the options are nonqualified stock options, exercisable 1 year after grant, expire 7 years after grant and vest in 25% annual increments on the anniversary of the grant. The fair market value of the Class A Common Stock on the date of grant (August 11, 2000) was $33.00 per share. The fair market value of the Class A Common Stock on August 31, 2000 was $40.125 per share.

(b) The bonus shares vest commencing 1 year after grant, expire 7 years after grant and vest in 25% annual increments on the anniversary of the award.

(c) Non-executive officer directors are ineligible to participate in the LT
    Plan.

If this LT Plan is not approved by the stockholders, all such options and bonuses shall be deemed not to have been granted.

VOTE NECESSARY TO ADOPT THE PROPOSAL

     Adoption of this proposal will require the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote and present either in person or by proxy, voting as a class, and of the holders of a majority of the shares of Class B Common Stock entitled to vote and present either in person or by proxy, voting as a class. Directors and officers of Molex, who control approximately 46.4% of the outstanding Common Stock and approximately 99.8% of the outstanding Class B Common Stock entitled to vote, intend to vote for this proposal. Abstentions and broker "non-votes" will not be considered entitled to vote as to this matter and will have no effect on the adoption of the LT Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The enclosed Proxy will be voted FOR the proposal unless a contrary specification is made.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information on compensation awarded to, earned by, or paid to F. A. Krehbiel and J. H. Krehbiel, Jr., Co-Chief Executive Officers of Molex, and the three other most highly compensated executive officers of Molex (collectively, the "Executives") for the fiscal years ended June 30, 1998, 1999 and 2000 for services in all capacities to Molex and its subsidiaries.

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                  ANNUAL COMPENSATION               AWARDS(D)
                                                       -----------------------------------------   ------------
                                             FISCAL                               OTHER ANNUAL      OPTIONS(E)       ALL OTHER
      NAME AND PRINCIPAL POSITIONS(A)         YEAR      SALARY      BONUS(B)     COMPENSATION(C)   (NO. SHARES)   COMPENSATION(F)
      -------------------------------        ------     ------      --------     ---------------   ------------   ---------------
F. A. Krehbiel.............................   2000     $551,257     $905,378         $66,157          12,500         $108,217
Co-Chairman and                               1999     $519,435     $111,090         $70,326               0         $120,420
Co-Chief Executive Officer                    1998     $486,942     $487,429               *           3,561         $123,522
J. H. Krehbiel, Jr.........................   2000     $551,250     $905,378               *          12,500         $113,981
Co-Chairman and                               1999     $488,827     $105,806               *               0         $121,304
Co-Chief Executive Officer                    1998     $427,470     $429,104               *           3,561         $114,608
J. J. King.................................   2000     $495,000     $749,516               *          25,000         $ 54,410
President and                                 1999     $411,597     $ 89,937               *         250,000(g)      $ 60,596
Chief Operating Officer                       1998     $339,669     $403,887               *          46,875(g)      $ 57,057
M. P. Slark................................   2000     $437,184     $647,064               *          25,000         $ 46,240
Executive Vice President                      1999     $371,800     $ 63,791               *         250,000(g)      $ 55,640
                                              1998     $325,000     $372,453         $75,338          46,875(g)      $ 64,953
G. Tokuyama................................   2000     $498,556     $531,288               *          12,500         $114,080
Corporate Vice President, Regional            1999     $394,855     $100,000               *           6,250         $ 74,499
President, Far East North, and                1998     $337,899     $312,425               *           7,813         $ 31,163
President, Molex-Japan Co., Ltd.

----------------------------

(a) The positions set forth in this Table are the principal positions held in Molex or its subsidiaries for which compensation has been paid.
(b) Includes cash merit bonus, the fair market value of any shares awarded under the 1990 Molex Incorporated Executive Stock Bonus Plan and any tax offset bonus awarded under that Stock Bonus Plan.
(c) The column includes the dollar amount of the following three categories: perquisites and other personal benefits, securities or property, but only to the extent that the aggregate sum for the Executive is at least a threshold amount equal to the lesser of $50,000 or 10% of the total annual salary and bonus. An "*" appears in the column if the amount for an Executive in a given fiscal year is less than the threshold. For each Executive meeting the threshold for a fiscal year, those specific items that exceed 25% of the total reported amount in this column are set forth below.

                                                                                     2000       1999       1998
                                                                                    -------    -------    -------
    F. A. Krehbiel  Personal life insurance premiums............................    $49,565     49,565         --
                    Value of loan principal and interest forgiven and tax
    M. P. Slark     gross-up....................................................         --         --    $57,805

(d) Molex does not have any restricted stock awards or long-term plan payouts. The only type of long-term compensation is in the form of stock options granted under the 1991 Molex Incorporated Incentive Stock Option Plan.
(e) The number of shares granted under the 1991 Molex Incorporated Incentive Stock Option Plan. All figures have been adjusted to reflect any stock dividends.
(f) Includes the following amounts paid or accrued by Molex or any of its subsidiaries:

                                                     FISCAL
                                                      YEAR    F. A. KREHBIEL   J. H. KREHBIEL, JR.   J. J. KING   G. TOKUYAMA
                                                     ------   --------------   -------------------   ----------   -----------
    (i)    Amounts accrued pursuant to matters        2000       $44,368             $52,468               --      $      0
           discussed in the Section entitled          1999       $44,903             $54,097               --      $      0
           "INDIVIDUAL ARRANGEMENTS INVOLVING         1998       $41,149             $48,481               --      $      0
           FUTURE COMPENSATION"
    (ii)   Amounts contributed pursuant to defined    2000       $14,720             $14,720          $14,720      $114,080
           contribution retirement plans              1999       $14,720             $14,720          $14,720      $ 74,499
                                                      1998       $14,720             $14,720          $14,720      $ 31,163
    (iii)  Matching contributions to The Molex        2000       $ 1,600             $ 1,000          $ 1,600            --
           Incorporated 401(k) Savings Plan           1999       $ 1,600             $ 1,000          $ 1,600            --
                                                      1998       $ 1,500             $ 1,000          $ 1,500            --
    (iv)   Company contributions to The Molex         2000       $47,529             $45,793          $38,090            --
           Incorporated Supplemental Executive        1999       $59,197             $51,487          $44,276            --
           Retirement Plan                            1998       $58,698             $50,407          $34,992            --


           M. P. SLARK
           -----------
    (i)           --
                  --
                  --
    (ii)     $14,720
             $14,720
             $14,720
    (iii)    $ 1,000
             $ 1,000
             $ 1,000
    (iv)     $30,520
             $39,920
             $33,513

(g) Includes three long-term stock options to acquire Common Stock: 250,000 shares in 1999; 23,438 shares in 1998.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND YEAR-END OPTION VALUES

                                                                              AT JUNE 30, 2000
                                                        ------------------------------------------------------------
                           NUMBER OF                             NUMBER OF                  VALUE OF UNEXERCISED
                        SHARES ACQUIRED                   UNEXERCISED OPTIONS(A)           IN-THE-MONEY OPTIONS(C)
                             UPON            VALUE      ---------------------------      ---------------------------
        NAME              EXERCISE(A)     REALIZED(B)   EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
        ----            ---------------   -----------   -----------   -------------      -----------   -------------
F. A. Krehbiel.......        6,714         $ 87,416       11,318          15,600          $297,224      $   308,848
J. H. Krehbiel,
  Jr.................       12,294         $282,231        5,738          15,600          $138,680      $   308,848
J. J. King...........            0         $      0       28,070         467,507(d)       $817,798      $13,439,948(d)
G. Tokuyama..........       11,445         $172,240       25,000          23,535          $761,865      $   567,014
M. P. Slark..........        6,996         $180,097       19,041         467,019(d)       $535,757      $13,423,387(d)

----------------------------
(a) Shares of Common Stock.
(b) The difference between the aggregate fair market value of the shares acquired on the date of exercise and the aggregate option price for such shares.
(c) The difference between the aggregate fair market value of the shares for which options were unexercised as of June 30, 2000 (based on a value on that date of $48.125/share for Common Stock) less the aggregate option exercise price for such shares. Any options whose exercise would result in a loss (i.e., the option price is greater than the value on June 30, 2000) are excluded.
(d) Includes four long-term stock options to acquire an aggregate of 427,856 shares of Common Stock.

OPTION GRANTS IN FISCAL YEAR 2000

                                                                                           POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS(A)                              VALUE AT
                            -----------------------------------------------------------       ASSUMED ANNUAL
                                            PERCENTAGE OF                                     RATES OF STOCK
                                            TOTAL OPTIONS                                   PRICE APPRECIATION
                              OPTIONS         GRANTED TO      EXERCISE                      FOR OPTION TERM(C)
                              GRANTED        EMPLOYEES IN       PRICE        EXPIRATION    --------------------
          NAME              (NO. SHARES)    FISCAL 2000(B)    ($/SHARE)         DATE          5%         10%
          ----              ------------    --------------    ---------      ----------    --------    --------
F. A. Krehbiel..........        6,665          0.5103%         $30.03(d)     07/26/2004    $ 32,027    $ 92,750
                                5,845          0.4476%         $27.30        07/26/2004    $ 44,086    $ 97,418
J. H. Krehbiel, Jr......        6,665          0.5103%         $30.03(d)     07/26/2004    $ 32,027    $ 92,750
                                5,845          0.4476%         $27.30        07/26/2004    $ 44,086    $ 97,418
J. J. King..............       25,000          1.9143%         $27.30        07/26/2004    $188,562    $416,673
G. Tokuyama.............       12,500          0.9571%         $27.30        07/26/2004    $ 94,281    $208,336
M. P. Slark.............       25,000          1.9143%         $27.30        07/26/2004    $188,562    $416,673

----------------------------
(a) All options were granted pursuant to The 1991 Molex Incorporated Incentive Stock Option Plan. Except where otherwise noted, all options set forth in this table relate to the right to acquire Common Stock for an exercise price equal to the fair market value of the Common Stock on the grant date and may not be exercised for one year after the grant date. Each year after the grant, 25% of the shares subject to the option become exercisable either by delivery of cash or stock of Molex. The options expire 5 years after grant.
(b) Total options granted to all employees (1,305,974 shares) includes options granted to all employees under all of the stock option plans for the stated period regardless of class. Of the total options granted to all employees 924,724 shares were Class A Common Stock.
(c) Based on a compounded annual increase of the stated percentage of the market price on the date of grant over the term of the option (5 years). The amount in the column represents the difference between the aggregate increased value and the aggregate option exercise price.
(d) Incentive stock options (as distinguished from nonqualified options) granted to optionees who control at least 10% of the Common Stock have an option price equal to 110% of the fair market value of the Common Stock on the grant date.

INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION

     J. H. Krehbiel, Jr. and F. A. Krehbiel, Co-Chairman and Co-Chief Executive Officers of Molex, each has an agreement with Molex pursuant to which Molex has agreed that if he dies while employed by Molex, it will pay his wife, if she survives him, a given amount per year for the remainder of her life. The annual amount will be automatically adjusted every January 1 to reflect an increase (or decrease) in the Consumer Price Index for the preceding calendar year at the rate of said increase or decrease. As of January 1 of this year, the annual amount is $156,546. Each agreement terminates in the event that employment with Molex terminates for any reason other than death.

     G. Tokuyama, a Vice President of Molex, has an agreement with Molex-Japan Co., Ltd. ("Molex-Japan"), a subsidiary of Molex International, Inc., pursuant to which it is agreed that if he dies while employed by Molex-Japan, it will pay his wife, if she survives him, 17,500,000 Yen (approximately $166,255) per year for the remainder of her life not to exceed five years. The agreement terminates in the event that employment terminates for any reason other than death.

     W. W. Fichtner, Vice President of the Corporation, had entered into an agreement with Molex dated December 11, 1991 (the "Agreement") whereby he acquired a 10% share ("Share") of the equity in Molex GmbH ("Biberach"). The Agreement, which sets forth how and when the Share may be acquired by Molex, provides that Molex has the right to purchase Fichtner's Share at any time upon any one of the following events: termination of Fichtner's employment with Molex; Fichtner's death, disablement or retirement; or foreclosure of Fichtner's Share as security for any outstanding loan balance due pursuant to a credit arrangement extended to Fichtner to purchase his interest in Biberach and described in greater detail in the section entitled "INDEBTEDNESS OF MANAGEMENT." In 1998, Molex purchased 1/3 of Fichtner's Share and modified the Agreement. The Agreement now provides the following:

     a. The time period within which Molex will purchase the Share will be as soon as practicable after June 30, 2005 unless otherwise mutually agreed.

     b. The price to be paid for the remaining interest in the Share equals the percentage that the Share represents of the overall equity of Biberach multiplied by 12 times average net after-tax profits for the last two fiscal years plus the forecasted next fiscal year.

     c. If Fichtner dies or becomes totally disabled, Molex will purchase the Share using the formula in subparagraph (b) above using the last two full completed fiscal years plus the forecasted next fiscal year.

     As of August 31, 2000, the amount invested by Fichtner for the 6 2/3% Share (the "Investment") was DM1,529,629 (approximately $749,824).

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Molex's Compensation Committee of the Board of Directors (the "Committee") approves compensation for the executive officers (the "Executive Officers") of Molex, including the Chief Executive Officers ("CEOs"). The guiding principles governing the philosophies behind the compensation of Executive Officers are as follows:

        - Provide compensation that is competitive for an individual's performance and level of responsibility.

        - Reward performance that exceeds industry norms.

        - Retain the management talent needed to achieve Molex's business objectives, particularly to improve its position within the connector industry.

        - Align management actions with shareholder interests in order to focus on the long-term success of Molex.

     There are three general components of executive compensation which are used to achieve the principles set forth above. They are base salary, merit bonus and stock plans. Molex seeks to have the overall executive compensation be somewhat above that of the industry average. When compared to industry norms, Executive Officers' base salaries are higher than average while their merit bonuses and grants under the stock plans described herein are below average.

     F. A. Krehbiel and J. H. Krehbiel, Jr., Molex's Co-CEOs, are evaluated and their compensation administered in the same general fashion as the other Executive Officers.

ANNUAL BASE SALARY

     The performance of all Executive Officers is reviewed annually and any salary increases are based upon the competitive base salary range described below and the individual's performance during the previous year. While there is no specific weight given to a particular factor in determining salary increases, individual performance is the principal factor. Generally, the Committee recommends base salaries in the second highest quartile paid by manufacturing/electronics companies of comparable size. This data is based on a survey conducted by outside consultants for positions similar to those held by the Executive Officers. The companies surveyed for compensation purposes are not the same as those in the Peer Group in the section entitled "Stockholder Return Performance Presentation" included in this proxy statement, as Molex's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns.

     For the next fiscal year, F. A. Krehbiel's and J. H. Krehbiel, Jr.'s annual base salary were increased an identical 5.0% to $584,332 effective September 1, 2000. With respect to setting both CEOs' base salary, the Committee took into account their leadership and direct contributions, which resulted in the Company's outstanding financial performance for the fiscal year ended June 30, 2000.

MERIT BONUS

     The merit bonus is a short-term incentive calculated as a percentage of base salary according to a plan that covers all Executive Officers, including the Co-CEOs. The merit bonus percentage for each Executive Officer is based on two financial components and one discretionary non-financial component. The goals on which these components are based are established by the Executive Committee and approved by the Board of Directors at the beginning of each fiscal year.

     The financial performance components of the merit bonus are a net sales goal and a profitability goal expressed as a percent of net sales. Each of the two financial components can be further divided with respect to a particular officer. For example, in addition to worldwide Company financial performance, an individual may also have one or more additional goals for specific business regions or divisions for which the individual is responsible.

     If more than 85% of the net sales goal or more than 90% of the profit goal is achieved, then the individual is entitled to a merit bonus. The merit bonus percentage for each financial component increases to a maximum amount when 120% of each financial goal is achieved. The maximum bonus percentage that can be paid to any Executive Officer is in a range from 20% to 60% of base salary depending upon the position and responsibilities of the individual.

     In addition to net sales and profitability goals, each Executive Officer has certain non-financial goals. The achievement of or progress toward achieving these non-financial goals can increase an individual's merit bonus up to an additional 12% of base salary. The non-financial goals vary from individual to individual depending upon the particular area of responsibility. In some cases, discretionary adjustments were made.

     F. A. Krehbiel's and J. H. Krehbiel, Jr.'s bonuses were determined by comparing Molex's financial results to the financial goals described above and by progress toward non-financial goals in key functions including engineering, marketing, quality and manufacturing operations. The net sales goal was achieved and the profitability goal was missed by a small amount. F. A. Krehbiel was awarded a merit bonus of $400,000 which was 71.9% of his annual base salary rate for the fiscal year just ended. J. H. Krehbiel, Jr. was awarded a merit bonus of $400,000 which was 71.9% of his annual base salary rate for the fiscal year just ended.

STOCK PLANS

     Molex has two stock-based equity plans in which an Executive Officer may participate, The 1991 Molex Incorporated Incentive Stock Option Plan (the "1991 Plan") and The 1990 Molex Incorporated Executive Stock Bonus Plan (the "1990 Plan"). These two stock plans provide long-term incentives to Executive Officers and encourage long-term growth of the Company.

     The 1991 Molex Incorporated Incentive Stock Option Plan. Each Executive Officer may, at the discretion of the Committee, receive an annual grant of options to acquire shares of Common Stock not to exceed 250,000 shares. During last fiscal year, F. A. Krehbiel and J. H. Krehbiel, Jr. each received an option grant of 12,500 shares.

     The number of options granted to an Executive Officer is at the discretion of the Committee based on the same criteria used to determine the merit bonuses, except that a longer time frame (i.e., more than three years) is used. Using these long-term performance criteria provides a strong link between management interests and those of the Company's shareholders. The Committee considers previous grants when determining stock option grants for a given year.

     The 1990 Molex Incorporated Executive Stock Bonus Plan. The 1990 Plan provides for the award of a stock bonus at the end of a fiscal year during which Molex's financial performance has been exemplary. The Committee, which also administers the 1990 Plan, may, in its sole discretion, award a stock bonus to eligible persons subject to the financial goal limitations set forth below.

     No shares can be awarded for a given fiscal year if (a) the increase in Molex's net sales revenue did not either equal at least 15% or exceed two times the worldwide connector market growth or (b) the effect of an award would be to lower Molex's net profit (after taxes) as a percent of sales below 10%. In a given year, an eligible person can receive a maximum amount of stock whose fair market value on June 30 is equal to: 25% of the person's base salary if the increase in Molex's sales exceeded either 15% or two times the worldwide connector market growth but was less than 20%; or 50% of the person's base salary if Molex's sales increased 20% or more.

     The Committee may award a cash bonus to offset taxes, thereby encouraging the recipient to hold the stock awarded. The stock and tax offset bonuses are distributed in four equal annual installments commencing on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. If an individual who is awarded a bonus has not yet received his completed distribution and voluntarily leaves Molex before retirement, the balance due him is subject to forfeiture.

     For the fiscal year just ended, Molex achieved a 29.5% sales growth and a 10.0% net profit as a percent of sales. Accordingly, the financial conditions necessary to award a stock bonus under the 1990 Plan were met. Based on the foregoing, the Committee awarded stock bonuses equal to 50% of the base salary plus a cash tax offset bonus equal to 81.653% of the value of the stock bonus for the fiscal year just ended. For both F. A. Krehbiel and J. H. Krehbiel, Jr., this amounted to an award of 5,781 shares of Common Stock and a cash tax offset bonus of $227,167 to each of them.

     New Stock Plans. Both the 1990 Plan and the 1991 Plan expired June 30, 2000. Two new stocks plans are proposed for the stockholders to approve at this meeting to replace the 1990 Plan and the 1991 Plan. They are The 2000 Molex Incorporated Incentive Stock Option Plan and The 2000 Molex Incorporated Executive Stock Bonus Plan which are discussed in greater detail in Items 2 and 3 of this proxy statement. In addition to these two plans, a third plan entitled The 2000 Molex Incorporated Long-Term Stock Plan is also being proposed for stockholder approval and appears in greater detail in Item 4 of this proxy statement.

EFFECT OF SECTION 162(M)

     Molex will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, Molex will take appropriate action to maintain the tax deductibility of its executive compensation.

    Robert J. Potter, Chairman
     Masahisa Naitoh
    Michael J. Birck

INDEBTEDNESS OF MANAGEMENT

     F. A. Krehbiel, Co-Chairman, Co-Chief Executive Officer and Director, received compensation advances from time to time during the last fiscal year with interest payable at the floating six month federal interest rate. The range of interest charged during the period from July 1, 1999 to August 31, 2000 was 5.74%-6.60%. The largest aggregate amount of such advances outstanding at any time during such period was $169,117. As of August 31, 2000, the aggregate advance to F. A. Krehbiel was $18,036.

     R. C. Wieser, Senior Vice President, previously received a $175,000 interest free loan which represents the balance of a loan given as an inducement to take his present position in order to purchase a new residence. The loan is payable when the new residence is sold. The largest aggregate amount of the loan outstanding at any time from July 1, 1999 to August 31, 2000 was $175,000. As of August 31, 2000 $175,000 was outstanding.

     J. H. Krehbiel, Jr., Co-Chairman, Co-Chief Executive Officer and Director, received compensation advances from time to time during the last fiscal year with interest payable at the floating six month federal interest rate. The range of interest charged during the period from July 1, 1999 to August 31, 2000 was 5.74%-6.60%. The largest aggregate amount of such advances outstanding at any time during such period was $179,634. As of August 31, 2000, the aggregate advance to J. H. Krehbiel Jr. was $56,440.

     G. Tokuyama, Vice President, received a loan due June 30, 2001 in the amount of $151,653 in order to exercise stock options. Interest accrues at the prime rate. The largest aggregate amount outstanding (including accrued interest) at any time from July 1, 1999 to August 31, 2000, was $165,645. As of August 31, 2000, the loan was paid off in full.

     W. W. Fichtner, Vice President, received a credit arrangement with Molex to finance the acquisition of his equity interest in Molex GmbH as described in the section entitled "INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION." Fichtner may draw against the credit line from time to time to provide additional funds required to maintain his pro rata equity interest in Molex GmbH. The amount of the arrangement is DM3,000,000 (approximately $1,470,600). The outstanding loan balance accrues interest at the rate of 5% per annum. The largest aggregate amount outstanding under this credit arrangement during the period from July 1, 1999 through August 31, 2000 was DM753,924 (approximately $369,574). As of August 31, 2000, DM753,924 (approximately $369,574) was outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Robert J. Potter, Masahisa Naitoh and Michael J. Birck. All of the Committee members are outside directors. Mr. Birck is the President and Chief Executive Officer of Tellabs, Inc. F. A. Krehbiel, Co-Chairman and Co-Chief Executive Officer of Molex, serves as a director of Tellabs, Inc.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on Molex's Common and Class A Common Stock with the cumulative total return of the Standard & Poor's MidCap 400 Stock Index, the Standard & Poor's 500 Stock Index, the old Peer Group Index and a New Peer Group Index for the five fiscal years ended June 30, 2000.

     During the fiscal year, Molex's Common Stock, which was previously included on the S&P MidCap 400, was switched to the S&P 500. As a result, the performance graph now shows the S&P 500 Index as the general index required by the SEC rules. In addition, Molex uses an objective definition to determine which companies are included in the Peer Group Index. The old definition included companies that were included in certain industry subgroups of the S&P MidCap
400. Because of the change to the S&P 500, the definition has been changed to include companies in the S&P 500 industry subgroup in which Molex belongs. Accordingly, there is now a "new" peer group index.

     Due to the change in the general index and the change in the peer group index, Molex is required to show on this year's performance graph the performance of the previous general index (the S&P MidCap 400) and the old peer group index as well as the new general index (S&P 500) and the new peer group index. Next year, the S&P MidCap 400 Index and the old peer group index performance will not be shown.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(a)
 (MOLEX INCORPORATED, S&P MIDCAP 400 INDEX, OLD PEER GROUP INDEX, S&P 500 INDEX
                           AND NEW PEER GROUP INDEX)

                              [PERFORMANCE GRAPH]

                           FISCAL YEARS ENDED JUNE 30

--------------------------------------------------------------------------------------------------------
                                       1995       1996      1997        1998        1999        2000
--------------------------------------------------------------------------------------------------------
 MOLEX COMMON STOCK                  100.00     102.61    147.69      126.69      187.86      306.05
 MOLEX CLASS A COMMON STOCK          100.00     100.80    149.85      125.80      169.89      236.58
 S&P MIDCAP 400 (B)                  100.00     121.58    149.95      190.66      214.63      251.07
 OLD PEER GROUP (C)                  100.00      79.23    118.14      119.82      160.26      289.96
 S&P 500 (B)                         100.00     126.00    169.73      220.92      271.19      290.85
 NEW PEER GROUP (D)                  100.00     122.63    143.98      149.91      156.94      147.57

(a) Assumes $100 invested on June 30, 1995 in Molex Common Stock, Molex Class A Common Stock, the S&P 500 Index, and a Peer Group Index, (as defined below in footnote (c)) and the reinvestment of all dividends.

(b) Cumulative returns calculated from the S&P 500 Total Return Index and the S&P MidCap 400 Total Return Index maintained by Standard & Poor's Corporation. Molex was listed on the S&P MidCap 400 until November 1999 whereupon it was dropped and then listed on the S&P 500.

(c) The Old Peer Group is comprised of all of the companies in the S&P MidCap 400 classified in 1999 in the following Industry Groups: "Electrical Equipment"; "Electronics (Component Distributors)"; and "Equipment (Semiconductor)" (12 companies excluding Molex) and all of the "electronic connector" companies which are independently traded on the New York Stock Exchange or listed by Nasdaq (4 companies excluding Molex). These S&P MidCap 400 companies are: American Power Conversion; Hubbell Inc. (Class B); Magnetek, Inc.; SCI Systems Inc.; Sensormatic Electronics; Sanmina Corp.; SPX Corp.; Symbol Technologies; Vishay Intertechnology; Arrow Electronics; Avnet, Inc.; and Teradyne, Inc. The connector companies are: Amphenol Corporation; Methode Electronics Inc.; Robinson Nugent Inc.; and Thomas & Betts Corporation.

(d) The "New" Peer Group (11 companies) is comprised of all of the companies in the S&P 500 classified in the same S&P Global Industry Classification as Molex plus all independently traded public companies having a market capitalization over $50 million and having electronic connectors comprise more than 50% of the net revenue. The S&P Global Industry Classification is no. 20104010, entitled "Industrials/Capital Goods/ Electrical Equipment/Electrical Components & Equipment" and includes the following companies in the S&P 500: American Power Conversion Corporation; Cooper Industries, Inc.; Emerson Electric Co.; National Service Industries Inc.; Rockwell International Corporation; Thermo Electron Corp.; and Thomas & Betts Corporation. The independently traded public connector companies are: Amphenol Corporation; Methode Electronics, Inc. (Class A); Methode Electronics, Inc. (Class B); and Robinson Nugent, Inc.

                             STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in next year's proxy material, any stockholder proposal to be presented at Molex's 2000 Annual Stockholders' Meeting must be submitted to the Corporate Secretary, Molex Incorporated, 2222 Wellington Court, Lisle, Illinois 60532 on or before May 14, 2001. Molex's by-laws provide that stockholder nominations for persons for election to Molex's board of directors and proposals for business to be considered at an annual stockholders meeting must satisfy certain conditions including generally submitting notice to Molex not more than 90 days or less than 60 days prior to the anniversary of the preceding year's annual meeting of stockholders. Proxies solicited with respect to next year's Annual Stockholders Meeting may confer discretionary authority to vote on various matters, including any matter with respect to which Molex did not receive notice by July 27, 2001.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Molex has selected Deloitte & Touche LLP as its principal independent auditors for the current fiscal year. Deloitte & Touche LLP has served in that capacity since December, 1986.

     A representative of Deloitte & Touche LLP is expected to be present at the upcoming Annual Meeting of Stockholders and will be offered the opportunity to make a statement if desired and will be available to respond to appropriate questions. Molex has been advised by Deloitte & Touche LLP that no member of the firm has any financial interest, either direct or indirect, in Molex or any of its subsidiaries, during the time period that it has served in the capacity as independent auditor of Molex, and that it has no connection with Molex or any of its subsidiaries in any capacity other than as public accountants.

                                 OTHER MATTERS

     No business other than that herein specifically mentioned is intended to be presented by management at the Annual Meeting of Stockholders. Management knows of no other business which may be properly presented by others. If, however, any other business properly comes up for action at the meeting, the proxy holders will vote with respect thereto in their discretion.
                                          By Order of the Board of Directors of
                                                   MOLEX INCORPORATED

                                                  Frederick A. Krehbiel
                                                  Frederick A. Krehbiel
Dated at Lisle, Illinois
September 12, 2000

                                   EXHIBIT A

            THE 2000 MOLEX INCORPORATED INCENTIVE STOCK OPTION PLAN
                             (As of July 28, 2000)

ARTICLE I. GENERAL

     1.1 NAME OF PLAN--The name of the plan described in detail herein shall be THE 2000 MOLEX INCORPORATED INCENTIVE STOCK OPTION PLAN (the "PLAN").

     1.2 PURPOSE--The purpose of the Plan is to induce certain designated employees and the directors to remain in the employ of Molex Incorporated, a Delaware corporation (the "COMPANY"), and any of its subsidiaries, and to encourage such employees and directors to secure or increase on reasonable terms their stock ownership in the Company. The Company believes the Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping, carrying out the long-range plans of the Company and securing its continued growth and financial success.

     It is also the purpose of the Plan (except where otherwise noted) to be qualified under sec.422(a) of the Internal Revenue Code, as amended. Thus, all provisions of the Plan shall be interpreted and construed with this goal in mind.

     1.3 ELIGIBILITY--The following persons shall be eligible to receive a grant under the Plan: any director or executive officer of Molex Incorporated.

ARTICLE II. TERM OF PLAN

     2.1 EFFECTIVE DATE--The Plan shall become effective upon adoption by the Board of Directors of the Company subject to the subsequent approval by the stockholders of the Company within one (1) year of adoption by the Board of Directors. If the stockholders do not approve the Plan within one (1) year of adoption, then this Plan shall cease to exist and all options granted hereunder shall become void.

     2.2 EXPIRATION--This Plan shall expire JUNE 30, 2005 and no option shall be granted on or after such expiration date. However, expiration of the Plan shall not affect outstanding unexpired options previously granted.

ARTICLE III. STOCK SUBJECT TO PLAN

     3.1 CLASS OF STOCK--The stock that shall be subject to option under the Plan shall be Molex Incorporated CLASS A COMMON STOCK, par value 5c per share (the "STOCK").

     3.2 NUMBER OF SHARES--FIVE HUNDRED THOUSAND (500,000) shares of the Stock shall be reserved for issue upon the exercise of options granted under the Plan.

     3.3 EXPIRED, FORFEITED OR CANCELED OPTIONS--If any such options granted under the Plan shall expire, be forfeited or canceled for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for the purpose of the Plan.

ARTICLE IV. ADMINISTRATION

     4.1 COMMITTEE--The Plan shall be administered by a committee (the "COMMITTEE") under the terms and conditions and powers set forth herein

     4.2 MAKEUP OF THE COMMITTEE--The Committee shall consist of two or more members of the Board of Directors of the Company. In the absence of any action by the Board to the contrary, the Committee shall be the Compensation Committee of the Board of Directors.

     4.3 ACTION BY THE COMMITTEE--A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     4.4 POWER TO GRANT OPTIONS--Subject to the express provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to determine the employees to whom, and the time or times at which, options shall be granted, the option periods, the vesting schedule and the number of shares to be subject to each option, and such other terms and provisions of the option agreements (which need not be identical). In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, his or her present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have no power to grant options to directors who are not employees of the Company or to set the terms and conditions thereof.

     4.5 GRANTS OF INCENTIVE STOCK OPTION AND NONQUALIFIED STOCK OPTIONS--The Committee shall have complete authority, in its sole discretion, to determine at the time an option is granted whether such option shall be an incentive stock option qualified under sec.422 of the Internal Revenue Code, as amended, ("ISO") or whether such option shall be a nonqualified stock option. Unless the option agreement states otherwise, all options granted shall be ISOs. The number of shares for which options may be granted to any one person in any calendar year shall be limited and cannot exceed the following:

     A. OVERALL LIMITATION--With respect to any option (whether ISOs or nonqualified), ten percent (10%) of the number of shares reserved for the Plan as set forth in SECTION 3.2 (adjusted as set forth in ARTICLE IX) or two hundred-fifty thousand (250,000) shares (adjusted as set forth in ARTICLE IX), whichever is less.

     B. INCENTIVE STOCK OPTION--In addition, with respect to ISOs, the number of shares which are subject to options that are first exercisable in any given succeeding calendar year shall not have a fair market value (as determined on the date of grant) that exceeds:

        - One Hundred Thousand Dollars ($100,000)

                                      LESS

        - the aggregate fair market value (as determined at the respective times of their grants) of those shares of all prior ISOs that are exercisable in said succeeding calendar year.

     4.6 AUTOMATIC GRANT OF OPTIONS TO OUTSIDE DIRECTORS--Notwithstanding SECTIONS 4.4 AND 4.5, each director who is not an employee of the Company shall receive only an automatic nondiscretionary stock option grant on the date of the Annual Stockholders Meeting every year during the term of the Plan. Any option granted to a director who is not an employee of the Company shall be a nonqualified stock option. The amount of shares subject to the options that will be automatically granted to each outside director for each year shall be the amount of shares equal to 200 multiplied by the number of years of service or fraction thereof. The amount of shares for each year of service shall increase to 500 shares per year or fraction thereof, if all of the following financial conditions are met for the fiscal year immediately ended prior to the grant:

     a. The Company's net profits (after taxes) are at least ten percent (10%) of the net sales revenue as reported in the audited financial statements; and

     b. The Company's net sales revenue increase as compared to the prior year's net sales revenue as reported in the audited financial statements exceeds one and one-half (1.5) times the "Worldwide Growth" of the general connector market as determined by at least one outside independent connector consultant. If more than one consultant is used, the average growth shall be the Worldwide Growth. The disinterested directors shall have the authority to choose the consultant or consultants.

Notwithstanding the foregoing, no option grant to an outside director shall exceed either 3,000 shares and whose fair market value on the date of grant does not exceed $100,000.00.

     4.7 OTHER POWERS--Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to provide the method and form of payment for both the exercise of options and any taxes incident thereto, and to make all other determinations necessary or advisable for the administration of the Plan.

ARTICLE V. GRANT OF OPTION

     5.1 OPTION PRICE--The option price shall be the fair market value of the Stock on the date of granting the option. Notwithstanding, the foregoing, only in the case of an ISO grant, if an optionee owns more than ten percent (10%) of the voting power of all classes of the Company's Stock, then the option price shall be one hundred-ten percent (110%) of the fair market value of the Stock on the date of granting the option.

     5.2 FAIR MARKET VALUE--For the purposes of this Plan, fair market value shall be the closing price of the Stock on the date of granting the option as reported by the Wall Street Journal.

     5.3 EVIDENCE OF OPTION--Options granted shall be evidenced by agreements, warrants, and/or other instruments in such form as the Committee shall deem advisable and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

ARTICLE VI. EXERCISE OF OPTION

     6.1 INITIAL WAITING PERIOD--No option shall be exercisable until at least one (1) year after the date of grant, unless one of the events set forth in
SECTION 6.4 occurs.

     6.2 VESTING PERIODS--After the initial waiting period, an optionee may exercise his option to the extent that shares covered by said option become vested. The vesting schedule is as follows:

     a. If an option grant is an ISO, or if an option is granted to an outside director, the shares covered by such an option shall vest to the maximum extent of 25% of the total number of shares covered thereby during each of the succeeding four (4) years, each commencing with the anniversary of the grant.

     b. In all other options not falling within the scope of SECTION 6.2A, the shares covered by an option shall vest in amounts and at times the Committee, in its sole discretion, shall determine. The Committee shall also specifically have the power to change the vesting schedule of any previously granted options to a schedule which is more favorable to the option holder; provided, however, that no such options shall vest in amounts greater than, or at times prior to, the amounts and times such options would have vested if such options were within the scope of SECTION 6.2A.

     c. Notwithstanding the foregoing, all options must vest one hundred percent (100%) within ten (10) years from the date of grant.

     6.3 CUMULATIVE RIGHTS--The right to exercise any option as set forth in
SECTION 6.2 shall be cumulative. That is, an optionee may exercise in any given year those unexpired shares he could have exercised in a previous year but did not.

     6.4 ACCELERATED VESTING--Notwithstanding the foregoing, all options shall immediately vest and become immediately exercisable for a period of one (1) year after one of the following events:

     a.   Death; or

     b.   Total disablement; or

     c. Retirement, if all of the following conditions are met at the time of termination of employment:

        (1) The optionee has reached age 59 1/2; and

        (2) The optionee was employed at least fifteen (15) consecutive years with the Company and/or any of its subsidiaries; and

        (3) The Committee has determined that the reason for termination is due to retirement; and

        (4) The shares subject to the option are intended to be an ISO. If the shares subject to the option are not intended to be an ISO, the Committee, in its sole discretion, may allow accelerated vesting to any extent it desires without regard to whether the optionee is retiring.

     6.5 EXPIRATION--No option may be exercised after two (2) years from the date the option becomes one hundred percent (100%) vested. Notwithstanding the foregoing, all ISOs must be exercised within one (1) year from the date the option becomes one hundred percent (100%) vested.

     6.6 FORM OF EXERCISE--The option may only be exercised according to the terms and conditions established by the Committee, consistent with the limits set forth herein, at the time the option is granted. Subject to the foregoing terms and conditions, an option may be exercised by a written notice delivered to the Company's principal office of intent to exercise the option with respect to a specified number of shares of Stock and payment to the Company of the amount of the option purchase price for the number of shares of Stock with respect to which the option is then exercised. The payment may be either in cash or in stock of the Company. If stock is used for payment, such stock shall be valued at the closing price as reported by the Wall Street Journal on the date of exercise.

     6.7 RIGHTS AS A SHAREHOLDER--An optionee shall have no rights as a stockholder with respect to shares covered by his option until the day of issuance of a stock certificate to him and until after such shares are fully paid.

ARTICLE VII. TERMINATION OF OPTION

     7.1 EVERY OPTION GRANTED TO EACH OPTIONEE UNDER THIS PLAN SHALL TERMINATE AND EXPIRE AT THE EARLIEST OF:

     a.    the date of expiration set when such option was granted; or

     b.    one (1) year after one of the events set forth in SECTION 6.4; or

     c. immediately upon termination of employment of the optionee with the Company (or termination of position as an outside director) or any of its subsidiaries for any reason except if his employment is terminated by reason of one of the events set forth in SECTION 6.4.

ARTICLE VIII. TRANSFERABILITY

     8.1 NON-TRANSFERABLE--Any option granted under the Plan is not transferable and can be exercised only by the optionee during his life subject to SECTION 8.2 of this Article.

     8.2 DEATH--In the event of the death of an optionee while totally disabled, retired, or still employed by the Company or a parent or a subsidiary, his option, to the extent he could have exercised it on the date of his death, may be exercised by the personal representative of the estate of the optionee within one (1) year after the date of his death in accordance with the terms established by the Committee at the time the option was granted, but (as set forth in ARTICLE VII) not later than the expiration date set forth in SECTION 6.5.

ARTICLE IX. ADJUSTMENT OF NUMBER OF SHARES

     9.1 STOCK DIVIDENDS--In the event that a dividend shall be declared upon the Stock payable in shares of stock of the Company, the number of shares of stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by an option, shall be adjusted by adding to each such share the number of shares which would be distributable thereon (or any equivalent value of Stock as determined by the Committee in its sole discretion) if such share had been outstanding on the date fixed for determining the stock holders entitled to receive such stock dividend.

     9.2 REORGANIZATION--In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, or of another corporation, whether through reorganization, recapitalization, stock split up, combination of shares, merger or consolidation, then, there shall be substituted for each share of Stock subject to any such option and for each share of Stock reserved for issuance pursuant to the Plan, but, not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share of Stock shall be exchanged.

     9.3 OTHER CHANGES--In the event there shall be any change, other than as specified above in this Article, in the number or kind of outstanding shares of stock of the Company or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but, not yet covered by an option and of the shares then subject to an option or options, such adjustments shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement. Notwithstanding the foregoing, with respect to options granted to directors, the Committee shall make those adjustments under this ARTICLE IX only to the extent necessary to preserve the economic benefit of an unexercised option.

     9.4 ADJUSTED OPTION PRICE--In the case of any substitution or adjustment as provided for in this Article, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of Stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Article.

     9.5 FRACTIONAL SHARES--No adjustment or substitutions provided for in this Article shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

ARTICLE X. SECURITIES REGULATION

     10.1 REGISTERED STOCK--The Company shall not be obligated to sell or issue any shares under any option granted hereunder unless and until the shares with respect to which the option is being exercised are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the sale and issuance of such shares or any securities exchange regulation to which the Company might be subject.

     10.2 UNREGISTERED STOCK--In the event the shares are not effectively registered, but, can be issued by virtue of an exemption, the Company may issue option shares to an optionee if the optionee represents that he is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of Stock thus issued shall bear an appropriate legend reciting such representation.

ARTICLE XI. MISCELLANEOUS

     11.1 NO CONTRACT OF EMPLOYMENT--A grant or participation under the Plan shall not be construed as giving an optionee a future right of employment with the Company. Employment remains at the will of the Company.

     11.2 GOVERNING LAW--This Plan and all matters relating to the Plan shall be interpreted and construed under the laws of the State of Illinois.

     11.3 AMENDMENT OF PLAN--The Board of Directors, at its discretion, may amend the Plan at any time, subject to stockholder approval if required by SEC rules or the listing requirements of any national securities exchanges or trading systems on which are listed any of the Company's equity securities.

     11.4 TERMINATION OF PLAN--The Board of Directors may, at its discretion, terminate the Plan at any time for any reason. Termination of the Plan shall not affect unexpired outstanding options previously granted.

                                   EXHIBIT B

             THE 2000 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN
                             (As of July 28, 2000)

ARTICLE I. GENERAL INFORMATION REGARDING THE PLAN

     1.1 TITLE--The title of the stock bonus plan which is described herein is "THE 2000 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN" (the "PLAN").

     1.2 ISSUER--The issuer of the stock which is the subject of the Plan is Molex Incorporated, a Delaware corporation, having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 (the "COMPANY"). The Company's phone number is (630) 969-4550.

     1.3 GENERAL PURPOSES OF THE PLAN--The Company desires to establish the Plan to provide executive officers with an opportunity to acquire Molex Incorporated Common Stock with a view toward rewarding those executive officers for past services and providing an incentive to remain in the employ of the Company. In particular, the Company recognizes that the salaries paid to its executive officers may not be commensurate with their abilities, efforts and services performed for the Company, especially in years wherein the Company's financial performance is exemplary. Accordingly, it is the judgment of the Company that additional compensation may be due these eligible employees for a particular fiscal year ending June 30 wherein certain growth and profit objectives have been achieved.

     1.4 DURATION--The Plan shall commence with the Company's fiscal year ending JUNE 30, 2001 and apply to all of the fiscal years ending JUNE 30, 2005.

     1.5 ELIGIBLE EMPLOYEES--A person shall be eligible to receive a stock bonus award for a given fiscal year if he or she:

     a. was a full-time salaried employee of the Company or any of its subsidiaries during the entire fiscal year; and

     b.    is an executive officer of the Company.

     1.6 SECURITIES TO BE OFFERED--The shares reserved for award under the Plan shall consist of FIVE HUNDRED THOUSAND (500,000) SHARES OF MOLEX INCORPORATED CLASS A COMMON STOCK, $.05 par value (the "STOCK"). The Stock shall be issued from either authorized but unissued shares or Treasury Stock as the Board of Directors, in its judgment, deems advisable. Upon the receipt of a stock certificate under the Plan, an employee shall have all the rights normally associated with stock ownership including the right to vote and receive dividends.

     1.7 SECURITIES REGULATION AND RESTRICTIONS ON RESALE--The Company shall not be obligated to issue any shares under any bonus granted hereunder unless and until the bonus shares are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the distribution and issuance of such shares or any securities exchange regulation to which the Company might be subject. In the event the Stock is not effectively registered, but can be issued by virtue of an exemption, the Company may issue shares of Stock to an employee if the employee represents that he is acquiring such shares received under the Plan as an investment and not with the view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of Stock thus issued may bear an appropriate legend reciting such representation.

ARTICLE II. ADMINISTRATION OF THE PLAN

     2.1 THE COMMITTEE--The Plan shall be administered by a Committee appointed by the Board of Directors of the Company. The Committee shall be comprised of at least a number of persons necessary to satisfy the requirements of Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of

1934 as in effect from time to time. Each member of the Committee shall qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code and as a disinterested person for purposes of Rule 16b-3. No compensation shall be paid the Committee members under the Plan. However, the Board of Directors shall have the power and authority to provide for compensation if any person appointed to the Committee is not an employee of the Company.

     2.2 ACTION BY THE COMMITTEE--A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decisions or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting.

     2.3 POWERS OF THE COMMITTEE--In addition to the awarding of bonuses as set forth in SECTIONS 3.1 and 4.1 hereof, the Committee, subject to the express provisions of the Plan, shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

ARTICLE III. STOCK BONUS AWARD

     3.1 AWARDING THE STOCK BONUS--Subject to the limitations of ARTICLE V hereof, the Committee has the complete authority, in its sole discretion, within ninety (90) days of the beginning of each fiscal year and while the outcome of the goals of SECTIONS 5.1 AND 5.2 (the "PERFORMANCE GOALS"), to determine the eligible employees to whom a stock bonus shall be awarded should the Performance Goals be achieved and the number of shares comprising each such bonus. The Committee may, in its sole discretion, eliminate or reduce the number of shares of Stock to be awarded to any given eligible employee after the Performance Goals have been satisfied. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, his present and potential contribution to the Company's success, and such other facts as the Committee in its discretion, shall deem relevant. Prior to making a Stock award for a given fiscal year, the Committee shall certify that the Performance Goals were satisfied.

     3.2 CONSIDERATION--Inasmuch as Stock awarded pursuant to this Plan is a bonus, no monetary consideration shall pass from an employee to the Company.

     3.3 ADJUSTMENT OF THE NUMBER OF SHARES--The number of shares of Stock subject to any bonus award under the Plan but not yet distributed and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by a bonus, shall be adjusted to reflect any stock dividend, stock split or any other capital stock change. Any other adjustments shall be equitably made by the Committee in its sole discretion. No adjustment shall require the Company to award a fractional share.

ARTICLE IV. TAX OFFSET BONUS

     4.1 AWARDING THE TAX OFFSET CASH BONUS--Subject to the limitations of
ARTICLE V and SECTION 4.2 hereof, the Committee has the complete authority, in its sole discretion, within ninety (90) days of the beginning of each fiscal year and while the outcome of the Performance Goals is substantially uncertain, to set the amount of a tax offset cash bonus (the "CASH BONUS") to a recipient of a stock bonus award. The Committee may, in its sole discretion, eliminate or reduce the amount of the Cash Bonus to be awarded to any given eligible employee after the Performance Goals have been satisfied. It is the intention of this Cash Bonus to encourage the recipient to hold any stock awarded hereunder and not sell or liquidate the stock for the purpose of paying taxes. In determining the amount of said Cash Bonus, the Committee may take into account the recipient's tax and financial situation, applicable tax rates and such other factors as the Committee deems relevant.

     4.2 LIMITATIONS ON THE AMOUNT OF THE CASH BONUS--The Cash Bonus shall be an amount fixed by the Committee at the time specified in SECTION 4.1 and cannot exceed an amount equal to one hundred percent (100%) of the aggregate fair market value of the stock as of the date of award.

ARTICLE V. PERFORMANCE GOALS AND LIMITATIONS

     5.1 GROWTH--No shares under this Plan may be awarded for any given fiscal year if the Company's consolidated net sales revenue for such fiscal year did not exceed either

        - the previous fiscal year's net sales revenue by FIFTEEN PERCENT (15%) as reported by the Company in its audited financial statements; or

        - TWO (2) times the worldwide growth of the general connector market as reported by an independent source selected by the Committee within ninety (90) days after the beginning of such fiscal year.

     5.2 PROFITABILITY--The value of the aggregate number of shares (determined based on the closing price of the Stock on the last trading day of the fiscal year for which the award is made as reported by the Wall Street Journal) and Cash Bonuses awarded under the Plan in any given fiscal year cannot exceed an amount that would result in the Company's net profits (after taxes) falling below TEN PERCENT (10%) of the net sales revenue for that particular fiscal year as reported by the Company in its audited financial statements.

     5.3 INDIVIDUAL SHARE LIMIT--No single employee may be awarded for any given fiscal year a number of shares of Stock wherein the aggregate value based on the closing price of said stock on June 30 of such fiscal year (or the last trading day of the fiscal year) as reported by the Wall Street Journal is greater than

     a. FIFTY PERCENT (50%) of the individual employee's base salary for that particular fiscal year if the sales growth was TWENTY PERCENT (20%) or greater, or

     b. TWENTY FIVE PERCENT (25%) of the individual employee's base salary for that particular fiscal year if the sales growth was at least FIFTEEN PERCENT (15%) or TWO (2) times the worldwide growth of the general connector market but less than TWENTY PERCENT (20%).

     5.4 INDIVIDUAL DOLLAR LIMIT--Notwithstanding SECTIONS 4.2 and 5.3, no single employee shall be awarded for any given fiscal year a number of shares of Stock whose aggregate value as reported by the Wall Street Journal on the last trading day of the fiscal year plus the Cash Bonus exceeds ONE MILLION DOLLARS ($1,000,000).

ARTICLE VI. DISTRIBUTION OF THE BONUS

     6.1 WHEN PAYABLE--Any bonus award (Stock and Cash Bonus, if any) under the Plan for a given fiscal year shall be distributed to the employee in four equal annual installments. The first 25% shall be payable on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. The remaining three installments shall be payable within thirty
(30) days of the next three succeeding June 30ths.

     6.2 ELIGIBILITY FOR DISTRIBUTION--In order to be eligible to receive a bonus installment, the employee must be employed by the Company or any of its subsidiaries on the June 30 on which the installment is payable. If the employee is not so employed on the June 30 on which the installment is payable, that installment shall be forfeited.

     6.3 ACCELERATED DISTRIBUTIONS--Notwithstanding SECTION 6.2, an employee shall be entitled to receive distribution of all of the remaining bonus installments within thirty (30) days after death, disablement, retirement after age 65, or termination of employment due to a Change in Control of the Company (as defined below).

     A "Change in Control of the Company" shall be deemed to have occurred if:

     (a) any individual, entity or group other than the Company, any member of the Krehbiel Family (as such term is defined in the Company's Certificate of Incorporation), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

     (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 80% of the voting securities of the surviving entity immediately after such merger or consolidation; or

     (c) the stockholders of the Company approve a plan of complete liquidation of the Company or the Company disposes of or agrees to sell or dispose of all or substantially all the Company's assets.

ARTICLE VII. ADOPTION AND MODIFICATION

     7.1 ADOPTION--After the Board of Directors approves the Plan or any amendment thereto which requires stockholder approval in accordance with SECTION 7.2, the Plan or amendment shall be approved by a majority of the stockholders entitled to vote at the next regular Annual Stockholders' Meeting.

     7.2 MODIFICATIONS--The Board of Directors of the Company may amend or modify any part of the Plan without stockholder approval except for the amount of shares reserved for the Plan set forth in SECTION 1.6 and the performance goals and award limitations set forth in ARTICLE V and SECTION 4.2.

                                   EXHIBIT C

                THE 2000 MOLEX INCORPORATED LONG-TERM STOCK PLAN
                             (As of July 28, 2000)

ARTICLE I. GENERAL

     1.1 NAME OF PLAN--The name of the plan described in detail herein shall be THE 2000 MOLEX INCORPORATED LONG-TERM STOCK PLAN (the "PLAN").

     1.2 PURPOSE--The purpose of the Plan is to reward and induce certain designated key management employees to remain in the employ of Molex Incorporated, a Delaware corporation (the "COMPANY"), and any of its subsidiaries, and to encourage such employees to secure or increase their stock ownership in the Company through the grant of both stock options and/or stock bonuses. The Company believes the LT Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping, carrying out the long-range plans of the Company and securing its continued growth and financial success.

     1.3 ELIGIBILITY--The following persons shall be eligible to receive a grant under the Plan: any executive officer of Molex Incorporated or any member of the Executive Management Committee.

ARTICLE II. TERM OF PLAN

     2.1 EFFECTIVE DATE--The Plan shall become effective upon adoption by the Board of Directors of the Company subject to the subsequent approval by the stockholders of the Company within one (1) year of adoption by the Board of Directors. If the stockholders do not approve the Plan within one (1) year of adoption, then this Plan shall cease to exist and all options granted hereunder shall become void.

     2.2 EXPIRATION--This Plan shall expire JUNE 30, 2005 and no option shall be granted on or after such expiration date. However, expiration of the Plan shall not affect outstanding unexpired options previously granted.

ARTICLE III. STOCK SUBJECT TO PLAN

     3.1. CLASS OF STOCK--The stock that shall be subject to option under the Plan shall be Molex Incorporated CLASS A COMMON STOCK, par value 5c per share (the "STOCK").

     3.2 NUMBER OF SHARES--THREE MILLION (3,000,000) SHARES of the Stock shall be reserved for issue upon the exercise of options granted under the Plan.

     3.3 EXPIRED, FORFEITED OR CANCELED OPTIONS--If any such options granted under the Plan shall expire, be forfeited or canceled for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for the purpose of the Plan.

ARTICLE IV. ADMINISTRATION

     4.1 COMMITTEE--The Plan shall be administered by a committee (the "COMMITTEE") under the terms and conditions and powers set forth herein.

     4.2 MAKEUP OF THE COMMITTEE--The Committee shall consist of two or more members of the Board of Directors of the Company. In the absence of any action by the Board to the contrary, the Committee shall be the Compensation Committee of the Board of Directors.

     4.3 ACTION BY THE COMMITTEE--A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     4.4 POWER TO GRANT STOCK OPTIONS AND/OR STOCK BONUSES--Subject to the express provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to determine the employees to whom, and the time or times at which, options shall be granted, the option periods, the vesting schedule and the number of shares to be subject to each option and/or bonus, and such other terms and provisions of the option agreements (which need not be identical). In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, his or her present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

     4.5 OVERALL LIMITATION ON THE NUMBER OF SHARES GRANTED/AWARDED ANNUALLY--No one employee can receive options grants and/or bonus awards exceeding two hundred-fifty thousand (250,000) shares (adjusted as set forth in ARTICLE IX) from the Plan in a single calendar year.

     4.6 OTHER POWERS--Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock agreements (which need not be identical), to provide the method and form of payment for both the exercise of options and any taxes incident thereto, and to make all other determinations necessary or advisable for the administration of the Plan.

ARTICLE V. GRANT OF OPTION AND/OR BONUS

     5.1 OPTION PRICE--The option price for any shares subject to an option grant under this Plan shall be the fair market value of the Stock on the date of granting the option. For the purposes of this Plan, fair market value shall be the closing price of the Stock on the date of granting the option as reported by the Wall Street Journal.

     5.2 BONUS PRICE--Any stock bonus awarded under this Plan shall be acquired by the employee without any monetary consideration subject to the terms and conditions of the Plan. Bonus shares may be awarded in tandem with options grants or alone within the discretion of the Committee.

     5.3 EVIDENCE OF OPTION/BONUS--Options granted and/or bonuses awarded shall be evidenced by agreements, warrants, and/or other instruments in such form as the Committee shall deem advisable and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

ARTICLE VI. STOCK ACQUISITION: VESTING AND EXERCISE OF OPTION/BONUS

     6.1 INITIAL WAITING PERIOD--No option or bonus shall be acquired until at least one (1) year after the date of grant or award, unless one of the events set forth in SECTION 6.4 occurs.

     6.2 VESTING SCHEDULES--After the initial waiting period, an employee may exercise his option and/or receive distribution of bonus shares to the extent that shares covered by the option and/or bonus become vested. All options and bonuses must vest one hundred percent (100%) within seven (7) years from the date of grant/award. The vesting schedules are as follows:

     a. TYPICAL SCHEDULE: In the absence of any schedule to the contrary, the typical vesting schedule shall vest to the maximum extent of 25% of the total number of shares covered thereby during each of the succeeding four (4) years, each commencing with the anniversary of the grant or award.

     b. OTHER SCHEDULES: Notwithstanding SECTION 6.2a, the shares covered by an option and/or bonus shall vest in amounts and at times the Committee, in its sole discretion, shall determine. The Committee shall also specifically have the power to change the vesting schedule of any previously granted options or bonuses to a schedule which is more favorable to the option holder; provided, however, that no such options and/or bonuses shall vest in amounts greater than, or at times prior to, the amounts and times such options and/or bonuses would have vested if such options and/or bonuses were within the scope of SECTION 6.2a.

     6.3 CUMULATIVE RIGHTS--The right to exercise any option as set forth in
SECTION 6.2 shall be cumulative. That is, an employee may exercise in any given year those unexpired shares he could have exercised in a previous year but did not.

     6.4 ACCELERATED VESTING--Notwithstanding the foregoing, all options shall immediately vest and become immediately exercisable for a period of time set forth in SECTION 7.1 after one of the following events:

     a. Death; or

     b. Total disablement; or

     c. Retirement, if all of the following conditions are met at the time of termination of employment:

          (1) The employee has reached age 59 1/2; and

          (2) The employee was employed at least fifteen (15) consecutive years with the Company and/or any of its subsidiaries; and

          (3) The Committee, in its sole discretion, approves the accelerated vesting to any extent it desires.

     6.5 EXPIRATION--No option/bonus may be exercised or otherwise acquired after three (3) years from the date the option/bonus becomes one hundred percent (100%) vested.

     6.6 FORM OF EXERCISE--The shares granted or awarded under the Plan may only be acquired according to the terms and conditions established by the Committee, consistent with the limits set forth herein, at the time the option/bonus is granted and/or awarded. Subject to the foregoing terms and conditions, any shares covered by an option or bonus may be acquired by a written notice delivered to the Company's principal office of intent to exercise the option with respect to a specified number of shares of Stock and payment to the Company of the amount of the option purchase price for the number of shares of Stock with respect to which the option is then exercised. The payment may be either in cash or in stock of the Company. If stock is used for payment, such stock shall be valued at the closing price as reported by the Wall Street Journal on the date of exercise.

     6.7 RIGHTS AS A SHAREHOLDER--An employee shall have no rights as a stockholder with respect to shares covered by an option/bonus until the day of issuance of a stock certificate and until after such shares are fully paid for.

ARTICLE VII. TERMINATION OF OPTION

     7.1 Every option/bonus granted/awarded to each employee under this Plan shall terminate and expire at the earliest of:

     a. the date of expiration set when such option/bonus was granted/awarded;
        or

     b. four (4) years after one of the events set forth in SECTION 6.4; or

     c. immediately upon termination of employment with the Company or any of its subsidiaries for any reason except if employment is terminated by reason of one of the events set forth in SECTION 6.4.

ARTICLE VIII. TRANSFERABILITY

     8.1 NON-TRANSFERABLE--Any option granted under the Plan is not transferable and can be exercised only by the employee during his life subject to SECTION 8.2 of this Article.

     8.2 DEATH--In the event of the death of an employee while totally disabled, retired, or still employed by the Company or a parent or a subsidiary, any option/bonus, to the extent that it could have exercised it on the date of death, may be exercised by the personal representative of the estate of the employee within one (1) year after the date of death in accordance with the terms established by the Committee at the time the option/bonus was granted/ awarded, but (as set forth in ARTICLE VII) not later than the expiration date set forth in SECTION 6.5.

ARTICLE IX. ADJUSTMENT OF NUMBER OF SHARES

     9.1 STOCK DIVIDENDS--In the event that a dividend shall be declared upon the Stock payable in shares of stock of the Company, the number of shares of stock then subject to any such option or bonus and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by an option or bonus, shall be adjusted by adding to each such share the number of shares which would be distributable thereon (or any equivalent value of Stock as determined by the Committee in its sole discretion) if such share had been outstanding on the date fixed for determining the stock holders entitled to receive such stock dividend.

     9.2 REORGANIZATION--In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, or of another corporation, whether through reorganization, recapitalization, stock split up, combination of shares, merger or consolidation, then, there shall be substituted for each share of Stock subject to any such option or bonus and for each share of Stock reserved for issuance pursuant to the Plan, but, not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share of Stock shall be exchanged.

     9.3 OTHER CHANGES--In the event there shall be any change, other than as specified above in this Article, in the number or kind of outstanding shares of stock of the Company or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but, not yet covered by an option or bonus and of the shares then subject to an option/bonus or options/bonuses, such adjustments shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock agreement.

     9.4 ADJUSTED OPTION PRICE--In the case of any substitution or adjustment as provided for in this Article, the acquisition price in each stock option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of Stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Article.

     9.5 FRACTIONAL SHARES--No adjustment or substitutions provided for in this Article shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each stock agreement shall be limited accordingly.

ARTICLE X. SECURITIES REGULATION

     10.1 REGISTERED STOCK--The Company shall not be obligated to sell or issue any shares under any option granted or stock bonus awarded hereunder unless and until the shares with respect to which the option is being exercised or the bonus being acquired are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the sale and issuance of such shares or any securities exchange regulation to which the Company might be subject.

     10.2 UNREGISTERED STOCK--In the event the shares are not effectively registered, but, can be issued by virtue of an exemption, the Company may issue option shares to an employee if the employee represents that he or she is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of Stock thus issued shall bear an appropriate legend reciting such representation.

ARTICLE XI. MISCELLANEOUS

     11.1 NO CONTRACT OF EMPLOYMENT--Any participation under the Plan shall not be construed as giving an employee a future right of employment with the Company. Employment remains at the will of the Company.

     11.2 GOVERNING LAW--This Plan and all matters relating to the Plan shall be interpreted and construed under the laws of the State of Illinois.

     11.3 AMENDMENT OF PLAN--The Board of Directors, at its discretion, may amend the Plan at any time, subject to stockholder approval if required by SEC rules or the listing requirements of any national securities exchanges or trading systems on which are listed any of the Company's equity securities.

     11.4 TERMINATION OF PLAN--The Board of Directors may, at its discretion, terminate the Plan at any time for any reason. Termination of the Plan shall not affect unexpired outstanding options previously granted.

                               MOLEX INCORPORATED

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                         October 20, 2000   10:00 a.m.

                             THE SYMPOSIUM THEATER
                                 RADISSON HOTEL
                        --------------------------------
                        --------------------------------

                  3000 Warrenville Road, Lisle, Illinois 60532
                                 (630) 505-1000

                               GENERAL DIRECTIONS

LOCATED JUST NORTH OF THE "HIGH TECH" EAST/WEST TOLLWAY (I-88) CORRIDOR NEAR THE
                                INTERSECTION OF
                        NAPERVILLE AND WARRENVILLE ROADS

FROM THE NORTH:

-  Take I-355 or I-294 to I-88 West

-  Take I-88 West to Naperville Road exit

FROM THE SOUTH:

-  Take I-55 North to I-355 OR I-57 to I-294 to I-88 West

-  Take I-88 West to Naperville Road exit

FROM THE WEST:

-  Take I-88 West to Naperville Road exit

FROM THE EAST:

-  Take the Eisenhower Expressway (I-290) West to I-88 West

-  Take I-88 West to Naperville Road exit

ONCE AT THE NAPERVILLE ROAD EXIT:

-  Exit Naperville Road to the left

-  Proceed one block to Warrenville Road (stop light)

-  Turn right

-  Hotel is 1/2 block on the left hand side of Warrenville Road

--------------------------------------------------------------------------------
PROXY                                                                     PROXY

                               MOLEX INCORPORATED

                   2222 WELLINGTON CT., LISLE, ILLINOIS 60532
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

      The undersigned hereby appoints John H. Krehbiel, Jr. and Frederick A. Krehbiel as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of voting stock of Molex Incorporated held of record by the undersigned on August 25, 2000 at the annual meeting of stockholders to be held on October 20, 2000 or any adjournment thereof.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the individuals listed as nominees in Proposal 1, FOR Proposals 2, 3 and 4 and, in the absence specific instructions to the contrary, in the discretion of the proxy holder with regard to any other matter to properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED DIRECTORS AND
                          THE OTHER LISTED PROPOSALS.

(Please mark this proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)

                        (Continued on the reverse side)
--------------------------------------------------------------------------------
                             /\FOLD AND DETACH HERE/\

                                                         MOLEX INCORPORATED
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                                                                                  ]

                                                 For  Withheld  For All
                                                 All     All    Except                                        For  Against   Abstain
1. Election of Directors                                               3. Proposal to approve the 2000 Molex
   01 Fred L. Krehbiel, 02 Douglas K. Carnahan,  [ ]     [ ]      [ ]     Incorporated Executive Stock Bonus  [ ]     [ ]      [ ]
   03 J. Joseph King, 04 Martin P. Slark.                                 Plan.

---------------------------------------------
Specify names of individual nominees for whom
authority is withheld, if less than all.
                                                For  Against   Abstain                                        For  Against   Abstain
2. Proposal to approve the 2000 Molex                                  4. Proposal to approve the 2000 Molex
   Incorporated Incentive Stock Option Plan      [ ]     [ ]      [ ]     Incorporated Long-Term Stock Plan.  [ ]     [ ]      [ ]

                                                                                                              For  Against   Abstain
                                                                       5. In their discretion, the Proxies
                                                                          are authorized to vote upon such    [ ]     [ ]      [ ]
                                                                          other business as may properly
                                                                          come before the meeting.

                                                                                          Dated                               , 2000
                                                                                                ------------------------------

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                                                                                                 Signature of Stockholder(s)
                                                                                          Please sign name exactly as imprinted (do
                                                                                          not print). Please indicate any change in
                                                                                          address. When shares are held by joint
                                                                                          tenants, both should sign. When signing as
                                                                                          an attorney, as executor, administrator,
                                                                                          trustee or guardian, please give full
                                                                                          title as such. If a corporation, please
                                                                                          sign in full corporate name by President
                                                                                          or other authorized officer. If a
                                                                                          partnership, please sign in partnership
       PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY                                      name by authorized person.

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